                                                                  EXHIBIT 10.13


                  --------------------------------------------

                                CREDIT AGREEMENT

                           DATED AS OF JULY 23, 1997,

                                  BY AND AMONG

                          CARAUSTAR INDUSTRIES, INC.,

                                  AS BORROWER,

                            THE BANKS LISTED HEREIN,

                             BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT,

                               NATIONSBANK, N.A.,
                             AS SYNDICATION AGENT,

                            SUNTRUST BANK, ATLANTA,
                            AS DOCUMENTATION AGENT,

                           FIRST UNION NATIONAL BANK,
                               AS MANAGING AGENT

                                  AND EACH OF

                     CREDIT LYONNAIS, THE BANK OF NEW YORK,
                      THE BANK OF NOVA SCOTIA, THE BANK OF
                  TOKYO - MITSUBISHI, LTD. AND WACHOVIA BANK,
                                  AS CO-AGENTS

                  --------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                      Page
ARTICLE I                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2.     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 1.3.     Other Definitions and Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE II                CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.1.     Revolving Credit and Absolute Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.2.     Swingline Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.3.     Procedure for Advances of Revolving Credit and Swingline Loans  . . . . . . . . . . . . . .  20
         SECTION 2.4.     Procedure for Advances of Absolute Rate Loans . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.5.     Repayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.6.     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.7.     Permanent Reduction of the Aggregate Commitment . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.8.     Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.9.     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.10.    Subsidiary Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.11.    Increase of the Aggregate Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.12.    Procedure for Extending Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE III               LETTER OF CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.1.     L/C Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.2.     Procedure for Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.3.     Fees and Other Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 3.4.     L/C Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.5.     Reimbursement Obligation of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.6.     Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.7.     Existing Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IV                GENERAL LOAN PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.1.     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.2.     Notice and Manner of Conversion or Continuation of Revolving Credit Loans . . . . . . . . .  38
         SECTION 4.3.     Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 4.4.     Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 4.5.     Nature of Obligations of Lenders Regarding Revolving Credit Loans; Assumption by the
                          Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 4.6.     Changed Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 4.7.     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 4.8.     Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                                                                                      Page
                                                                                                                      ----
         SECTION 4.9.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.10.    Replacement of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE V                 CLOSING:  CONDITIONS OF CLOSING AND BORROWING . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 5.1.     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 5.2.     Conditions to Closing and Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 5.3.     Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE VI                REPRESENTATIONS AND WARRANTIES OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.1.     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.2.     Survival of Representations and Warranties, Etc . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE VII               FINANCIAL INFORMATION AND NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.1.     Financial Statements and Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.2.     Officer's Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 7.3.     Accountants' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 7.4.     Notice of Litigation and Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 7.5.     Cost Adjustment Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 7.6.     Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE VIII              AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 8.1.     Preservation of Corporate Existence and Related Matters . . . . . . . . . . . . . . . . . .  62
         SECTION 8.2.     Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 8.3.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 8.4.     Accounting Methods and Financial Records  . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 8.5.     Payment and Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 8.6.     Compliance with Laws, Approvals and Agreements  . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 8.7.     Environmental Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 8.8.     Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 8.9.     Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 8.10.    Visits and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 8.11.    Subsidiary Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE IX                FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.1.     Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 9.2.     Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE X                 NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.1.    Limitations on Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.2.    Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 10.3.    Limitations on Loans, Advances, Investments and Acquisitions  . . . . . . . . . . . . . . .  67

                                                                                                                      Page
                                                                                                                      ----
         SECTION 10.4.    Limitations on Mergers and Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 10.5.    Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 10.6.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 10.7.    Limitation on Dividends and Distributions . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 10.8.    Certain Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 10.9.    Amendments; Payments and Prepayments of Senior Notes or Subordinated Debt . . . . . . . . .  71
         SECTION 10.10.   Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 10.11.   Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE XI                DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 11.1.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 11.2.    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 11.3.    Rights and Remedies Cumulative; Non-Waiver; Etc . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 11.4.    Crediting of Payments and Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 11.5.    Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 11.6.    Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE XII               THE ADMINISTRATIVE AGENT AND OTHER AGENTS . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 12.1.    Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 12.2.    Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 12.3.    Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 12.4.    Reliance by the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 12.5.    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 12.6.    Non-Reliance on the Administrative Agent and Other Lenders  . . . . . . . . . . . . . . . .  79
         SECTION 12.7.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 12.8.    The Administrative Agent in Its Individual Capacity . . . . . . . . . . . . . . . . . . . .  81
         SECTION 12.9.    Resignation of the Administrative Agent; Successor Administrative Agent . . . . . . . . . .  81

ARTICLE XIII              MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 13.1.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 13.2.    Expenses; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 13.3.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 13.4.    Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 13.5.    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 13.6.    Reversal of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 13.7.    Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 13.8.    Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 13.9.    Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 13.10.   Amendments, Waivers and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 13.11.   Performance of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 13.12.   All Powers Coupled with Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 13.13.   Survival of Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                                                                             Page
                                                                                                             ----
SECTION 13.14.   Titles and Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 13.15.   Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 13.16.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 13.17.   Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

EXHIBITS
Exhibit A-1      Form of Revolving Credit Note
Exhibit A-2      Form of Competitive Bid Note
Exhibit A-3      Form of Swingline Note
Exhibit B        Form of Notice of Borrowing
Exhibit C-1      Form of Competitive Bid Request
Exhibit C-2      Form of Competitive Bid
Exhibit C-3      Form of Competitive Bid Accept/Reject Letter
Exhibit D        Form of Notice of Conversion/Continuation
Exhibit E        Form of Opinion Letter
Exhibit F        Form of Officer's Certificate
Exhibit G        Form of Assignment and Acceptance
Exhibit H        Form of Subsidiary Guaranty
Exhibit I        Form of Cost Adjustment Certificate
Exhibit J        Request for Issuance


SCHEDULES

Schedule 1       Addresses and Commitments of Lenders
Schedule 6.1(b)  Subsidiaries and Capitalization
Schedule 6.1(h)  Environmental Matters
Schedule 6.1(l)  Collective Bargaining Agreements
Schedule 6.1(p)  Debt and Contingent Obligations
Schedule 6.1(q)  Litigation
Schedule 10.1    Existing Debt
Schedule 10.3    Existing Loans, Advances and Investments

         CREDIT AGREEMENT, dated as of the 23rd day of July, 1997, by and among CARAUSTAR INDUSTRIES, INC., a corporation organized under the laws of North Carolina (the "Borrower"), the Lenders who are or may become a party to this Agreement and BANKERS TRUST COMPANY, as Administrative Agent, NATIONSBANK, N.A., as Syndication Agent, SUNTRUST BANK, ATLANTA, as Documentation Agent, FIRST UNION NATIONAL BANK, as Managing Agent, and the Co-Agents party thereto.

                              STATEMENT OF PURPOSE

         The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Absolute Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Competitive Bid.

         "Absolute Rate Loan" means any Loan bearing interest at the Absolute Rate determined in accordance with Section 2.4.

         "Acquisition" means any acquisition by Borrower or by any Subsidiary of any Person or business which acquisition results in such Person or business becoming a Subsidiary of (or becoming part of) Borrower or any of its Subsidiaries.

         "Adjusted Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the rate obtained by dividing (a) the rate of interest determined by the Administrative Agent to be the average (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1% per annum) of the per annum rates at which deposits in Dollars are offered to the Administrative Agent in the interbank Eurodollar market at 11:00 A.M. (New York time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period, in an amount substantially equal to the principal amount of the Administrative Agent's Eurodollar Loan in connection with such borrowing by
(b) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period.

         "Adjusted Eurodollar Rate Reserve Percentage" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term equal to the Interest Period for which such Adjusted Eurodollar Rate Reserve Percentage is determined.

         "Administrative Agent" means BTCo in its capacity as Administrative Agent for the Lenders and any successor Administrative Agent hereunder.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agents" means the Administrative Agent, NationsBank in its capacity as Syndication Agent and any successor thereto, and SunTrust in its capacity as Documentation Agent and any successor thereto.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be (i) reduced from time to time pursuant to Section 2.7 or (ii) increased pursuant to
Section 2.11. On the Closing Date, the Aggregate Commitment shall be Four Hundred Million Dollars ($400,000,000).

         "Agreement" means this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all Governmental Authorities and all orders, judgments, decisions, determinations or decrees of all courts and arbitrators.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.9.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or
(b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Federal Funds Effective Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate or the Prime Rate, respectively.

         "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate.

         "Borrower" means Caraustar Industries, Inc. in its capacity as borrower hereunder, and its permitted successors and assigns.

         "BTCo" means Bankers Trust Company, a New York banking corporation, and its successors.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest or any other amounts with respect to, any Eurodollar Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(g).

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations and published interpretations thereunder, each as amended or supplemented from time to time.

         "Commitment" means, as to any Lender at any time, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrower in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified from time to time pursuant to Sections 2.7, 2.11 and 13.9.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Committed Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "Competitive Bid" means an offer by a Lender to make an Absolute Rate Loan pursuant to Section 2.4.

         "Competitive Bid Accept/Reject Letter" means the acceptance or rejection by the Borrower of Competitive Bids pursuant to Section 2.4.

         "Competitive Bid Notes" means the separate Competitive Bid Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto, evidencing the Absolute Rate Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Competitive Bid Request" shall have the meaning assigned thereto in
Section 2.4(a).

         "Consenting Lenders" means, at any date, any combination of Lenders whose Commitment Percentages as of such date aggregate at least seventy percent (70%).

         "Consolidated Debt for Borrowed Money" means, with respect to the Borrower and its Subsidiaries at any date of determination, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations of any such Person as lessee under Capital Leases,
(c) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and (d) all Contingent Obligations of any such Person with respect to the Debt described in clauses
(a) through (c) above of any other Person.

         "Consolidated EBITDA" means, for any period (the "EBITDA Measurement Period"), the sum of the amounts for such EBITDA Measurement Period of: (a) Consolidated Net Income, excluding therefrom any extraordinary items of gain or loss, plus (b) the sum of the following to the extent deducted in the determination of Consolidated Net Income: (i) Consolidated Interest Expense,
(ii) income and franchise taxes and (iii) depreciation and amortization expense, in each case determined in accordance with GAAP; provided, however, that for purposes of the calculation of the Leverage Ratio (A) Consolidated EBITDA shall be calculated after giving effect to Acquisitions and dispositions of Subsidiaries or businesses (provided, in the event of an Acquisition or disposition of a business, the EBITDA of such business is readily ascertainable (whether from stand alone financial statements or an independent auditor's analysis and review or other reasonable method)) consummated during the EBITDA Measurement Period as if such Acquisitions or dispositions were consummated on the first day of such period and (B) in the event the Borrower elects to submit a Cost Adjustment Certificate pursuant to Section 7.5 for a Substantial Acquisition, Consolidated EBITDA shall be increased by the amount of estimated cost reduction synergies, which shall be reasonable, set forth on such Cost Adjustment Certificate for each fiscal quarter in the Estimated Cost Synergy Period that is in the EBITDA Measurement Period.

         "Consolidated Interest Expense" means total interest expense, net of interest income, of the Borrower and its Subsidiaries (including any amount attributable to interest in respect of payments under Capital Leases and any net amount payable under any Hedging Agreement) for such period, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period of determination, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

         "Consolidated Total Assets" means, at any time of determination, the total assets of the Borrower and its Subsidiaries at such date as set forth on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Contingent Obligation" means, at any date of determination, any obligation, contingent or otherwise, of the Borrower or any of its Subsidiaries pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Cost Adjustment Certificate" means a certificate substantially in the form of Exhibit I delivered pursuant to Section 7.5 in respect of a Substantial Acquisition. A Cost Adjustment Certificate shall (i) deem its relevant Substantial Acquisition to have occurred on the first day of the four full fiscal quarter period immediately preceding the date of delivery of such Cost Adjustment Certificate (the "Estimated Cost Synergy Period") and (ii) set forth for each of the four fiscal quarters in the Estimated Cost Synergy Period management's good faith estimate of the amount of cost reduction synergies reasonably likely to have been achieved during the Estimated Cost Synergy Period (as if such Acquisition actually occurred on the first day of the Estimated Cost Synergy Period) as a result of such Substantial Acquisition.

         "Credit Facility" means, collectively, the credit facility established pursuant to Article II and the L/C Facility.

         "Debt" means, with respect to the Borrower and its Subsidiaries at any date of determination, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety
(90) days past due unless contested in good faith by appropriate proceedings,
(c) all obligations of any such Person as lessee under Capital Leases; (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, (f) all termination or settlement payments incurred by any such Person pursuant to Hedging Agreements,
(g) all Contingent Obligations of any such Person and (h) the aggregate amount of each class or series of capital stock of any such Person that, prior to the then effective Maturity Date, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be (i) convertible or exchangeable into Debt or (ii) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         "Default" means any of the events specified in Section 11.1 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof or any other country or political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and (z) such bank has combined capital and surplus in excess of

$100,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $500,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent, provided, however, that the consent of the Borrower shall not be required at any time that there is a Default or Event of Default under
Section 11.1(h) or 11.1(i).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the human health or the environment or worker health and safety, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials or liability resulting from the release or threatened release of Hazardous Materials into the environment. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C.
Section 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), analogous state statutes and the rules and regulations promulgated under the foregoing, as such statutes may be amended or supplemented from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations and published interpretations thereunder, each as amended or supplemented from time to time.

         "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Adjusted Eurodollar Rate.

         "Eurodollar Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Event of Default" means any of the events specified as an Event of Default in Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "Existing Credit Agreement" means the Credit Agreement dated as of June 2, 1995, as amended, by and among the Borrower and the lenders and agents parties thereto.

         "Existing Letters of Credit" means (a) the Letter of Credit issued by NationsBank in favor of the Workers' Compensation Board in the face amount of $12,000, which had an original expiration date of November 10, 1996 and was extended in accordance with its terms and (b) the Letter of Credit issued by NationsBank in favor of Reliance National Indemnity Company in the face amount of $5,100,000, which had an original expiration date of December 31, 1995 and was extended in accordance with its terms.

         "Extended Maturity Date" shall have the meaning assigned thereto in
Section 2.12.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Facility Fee Rate" shall have the meaning assigned thereto in Section 4.3.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards, if necessary, to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials contained in or intended for containment in underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement, substantially in the form of the Intercompany Subordination Agreement entered into in connection with the Existing Credit Agreement, with such changes as may reasonably be required to be consistent with this Agreement and any change in circumstances affecting the Borrower and its Subsidiaries since the date of the Existing Credit Agreement, which may be required to be entered into by and among the Borrower, each of the Subsidiaries of the Borrower and the Administrative Agent, for the benefit of itself and the Lenders pursuant to Section 2.10, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Intercreditor Agreement" means the Intercreditor Agreement of even date between The Prudential Insurance Company of America and the Administrative Agent, on behalf of itself and the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid or payable in cash, in each case for the four fiscal quarters immediately preceding such date (including the fiscal quarter ending on such date).

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Investment Grade Eurodollar Margin Election" shall have the meaning assigned thereto in Section 4.1(c).

         "Investment Grade Facility Fee Election" shall have the meaning assigned thereto in Section 4.3.

         "Investment Grade Rating" means a rating with respect to the Borrower's senior unsecured debt securities without third party credit enhancement maturing more than one year from the date of issuance thereof from S&P of at least BBB- and from Moody's of at least Baa3 (i.e., the failure of the Borrower to have such a rating from either or both Rating Agencies shall mean for purposes of this Agreement that the Borrower does not have an Investment Grade Rating).

         "Issuing Lender" means BTCo, in its capacity as issuer of any Letter of Credit and NationsBank in its capacity as issuer of the Existing Letters of Credit.

         "L/C Commitment" means Twenty Million Dollars ($20,000,000).

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means, collectively, all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.9.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Debt for Borrowed Money as of such date to (b) Consolidated EBITDA for the four fiscal quarters immediately preceding such date (including the fiscal quarter ending on such date).

         "Leverage Ratio Eurodollar Margin Election" shall have the meaning assigned thereto in Section 4.1(c).

         "Leverage Ratio Facility Fee Election" shall have the meaning assigned thereto in Section 4.3.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person's assets shall be deemed to be subject to a Lien if such Person has acquired or holds such assets subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means any Revolving Credit Loan, Absolute Rate Loan or Swingline Loan made to the Borrower hereunder, and all such Loans collectively, as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, each Subsidiary Guaranty, if any, the Intercompany Subordination Agreement, if in effect, any Hedging Agreement executed by any Lender, and each other document, instrument and agreement executed and delivered to the Administrative Agent or any Lender by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" means a material adverse effect on the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents.

         "Material Subsidiary" means a Subsidiary of the Borrower which has total annual revenue or total assets equal to or in excess of $10,000,000 as of the date of formation or acquisition of such Subsidiary, as applicable, or at any time thereafter.

         "Maturity Date" shall have the meaning assigned thereto in Section
2.8.

         "Money Market Rate" means, at any time, the rate of interest per annum publicly announced from time to time by BTCo as its money market rate in effect at its principal office in New York, New York.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making (or has made), or is accruing (or has accrued) an obligation to make, contributions within the preceding six years.

         "NationsBank" means NationsBank, N.A. (Carolinas), a national banking association, and its successors.

         "Notes" means the Revolving Credit Notes, the Competitive Bid Notes or the Swingline Note, or any combination thereof, and "Note" means any of such Notes.

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.3(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement and (d) all other fees and commissions (including attorneys' fees), charges, indemnities, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.9(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof specifically listed herein.

         "Prime Rate" means the rate which BTCo announces from time to time as its prime lending rate, as in effect from time to time. The parties hereto acknowledge that the rate so announced by BTCo as its Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer or other bank. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Rating Agency" means S&P or Moody's.

         "Register" shall have the meaning assigned thereto in Section 13.9(c).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Reportable Event" means any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to an Employee Benefit Plan.

         "Request for Issuance" shall have the meaning assigned thereto in
Section 3.2.

         "Required Lenders" means, at any date, any combination of Lenders whose Commitment Percentages as of such date aggregate at least fifty-one percent (51%) or, if the Commitments have been terminated, any combination of Lenders holding at least fifty-one percent (51%) of (a) the principal amount of the outstanding Loans plus (b) the L/C Obligations, each as of such date.

         "Revolving Credit Loans" means the revolving credit loans made by the Lenders to the Borrower pursuant to Section 2.1(a).

         "Revolving Credit Note" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Revolving Credit Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "S&P" means Standard & Poor's Ratings Service.

         "SEC" means the Securities and Exchange Commission or any governmental agency performing the same or similar functions.

         "Senior Note Agreement" means the Note Agreement dated as of October 1, 1992 between the Borrower and The Prudential Insurance Company of America, as amended and in effect on the date hereof and as further amended, modified or supplemented from time to time.

         "Senior Notes" means the 7.74% Senior Notes due October 8, 2004 issued pursuant to the Senior Note Agreement, as in effect on the date hereof and as further amended, modified or supplemented from time to time.

         "Solvent" means, as to the Borrower and its Material Subsidiaries at any date of determination, that the Borrower and its Material Subsidiaries, taken as a whole, (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they engage and are able to pay their debts as they mature, (b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies) and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

         "Subsidiary" means, as to any Person, any other Person of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such other Person is at the time, directly or indirectly, owned by or the management is otherwise controlled by such first Person (irrespective of whether, at the time, capital stock or other ownership interests of such other Person shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Subsidiary Guaranty" means an Unconditional Guaranty Agreement of a Material Subsidiary of the Borrower substantially in the form of Exhibit H hereto, with such modifications thereto as requested by the Required Lenders and agreed to by such Material Subsidiary, delivered pursuant to Section 8.11, as amended or supplemented from time to time.

         "Substantial Acquisition" means an Acquisition the purchase price (including any deferred portion thereof) of which is greater than $20,000,000 (in cash or otherwise).

         "SunTrust" means SunTrust Bank, Atlanta, a Georgia banking corporation, and its successors.

         "Swingline Commitment" means Ten Million Dollars ($10,000,000).

         "Swingline Lender" means BTCo in its capacity as swingline lender hereunder.

         "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2.

         "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Swingline Loans, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part.

         "Swingline Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) equal to the Money Market Rate in effect on such day plus 1/4 of 1%. Any change in the Swingline Rate due to a change in the Money Market Rate shall be effective on the effective date of such change in the Money Market Rate.

         "Swingline Termination Date" means the earlier to occur of (a) the resignation of BTCo as Administrative Agent in accordance with Section 12.9 and
(b) the Termination Date.

         "Target" means the Person an equity interest in which is to be acquired, or the Person whose assets are to be acquired, in any Acquisition.

         "Taxes" shall have the meaning assigned thereto in Section 4.9(a).

         "Termination Date" means the earliest of the dates referred to in
Section 2.8.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meanings assigned thereto in accordance with GAAP. Unless otherwise specified, a reference in this Agreement to a particular Article, Section, subsection, Schedule or Exhibit is a reference to that Article, Section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "New York time" shall refer to the applicable time of day in New York, New York.

         SECTION 1.3.  Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined herein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE II

                               CREDIT FACILITY

         SECTION 2.1.  Revolving Credit and Absolute Rate Loans.

         (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through but not including the Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (i) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Absolute Rate Loans and Swingline Loans (excluding Swingline Loans simultaneously being repaid with the proceeds of such Revolving Loans) and the L/C Obligations and (ii) the principal amount of outstanding Committed Extensions of Credit from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on each occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Termination Date.

         (b) Absolute Rate Loans. Subject to the terms and conditions of this Agreement, the Borrower may, prior to the Termination Date and pursuant to the procedures set forth in Section 2.4, request the Lenders to make offers to make Absolute Rate Loans; provided, that the aggregate principal amount of all outstanding Absolute Rate Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and Swingline Loans and the L/C Obligations. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in Section 2.4. Each Lender acknowledges that the aggregate principal amount of all such outstanding Absolute Rate Loans made by such Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans (and as to the Swingline Lender, Swingline Loans) made by such Lender and such Lender's Commitment Percentage of the L/C Obligations, may exceed such Lender's Commitment.

         SECTION 2.2.  Swingline Loans.

         (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through but not including the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Aggregate Commitment less the sum of the aggregate principal amount of all outstanding Revolving Credit Loans (excluding any Revolving Credit Loans the proceeds of which will be used to repay Swingline Loans) and Absolute Rate Loans and the L/C Obligations and (ii) the Swingline Commitment. Each Lender acknowledges that the aggregate principal amount of all outstanding Swingline Loans made by the Swingline Lender, when taken together with the aggregate principal amount of all outstanding Revolving Credit Loans and Absolute Rate Loans made by such Lender and such Lender's Commitment Percentage of the L/C Obligations, may exceed such Lender's Commitment.

         (b)     Refunding.

                 (i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender and in any event no less frequently than weekly. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected on the books and records of the Administrative Agent as Revolving Credit Loans of the Lenders bearing interest at the Base Rate. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 3:00 p.m. (New York time) on the Business Day such demand is made if made on or before 1:00 p.m. (New York time) on such date and no later than 12:00 noon (New York time) on the next succeeding Business Day if demand therefor is made after 1:00 p.m. (New York time).

                 (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by it with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

                 (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
Section 2.2(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2(b), one of the events described in Section 11.1(h) or (i) shall have occurred, each Lender will, on the Business Day the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

         SECTION 2.3. Procedure for Advances of Revolving Credit and Swingline Loans.

         (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice (or telephonic notice promptly confirmed in writing) in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (New York time) (i) on the same Business

Day as each Swingline Loan, (ii) at least one Business Day before each proposed borrowing of Base Rate Loans and (iii) at least three Business Days before each proposed borrowing of Eurodollar Loans, of its intention to borrow, specifying
(A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which with respect to Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof for Base Rate Loans (provided that the foregoing minimums shall not apply if the Revolving Credit Loans are being made pursuant to Section 2.2(b) and an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof for Eurodollar Loans, (C) whether such Loans are to be Revolving Credit Loans or a Swingline Loan, (D) in the case of Revolving Credit Loans, whether the Loans are to be Eurodollar Loans or Base Rate Loans, and (E) in the case of Eurodollar Loans, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (New York time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing with respect to Revolving Credit Loans.

         (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. (New York time) on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loan to be made to the Borrower on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Administrative Agent or by wire transfer to such account as may be designated in writing by the Borrower from time to time. Subject to Section
4.5 hereof, the Administrative Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loans requested pursuant to this Section 2.3 until each Lender shall have made available to the Administrative Agent its Commitment Percentage of such Loans. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

         SECTION 2.4.  Procedure for Advances of Absolute Rate Loans.

         (a) Competitive Bid Request. Whenever the Borrower desires to incur an Absolute Rate Loan, it shall deliver to (i) the Administrative Agent or (ii) each Lender, in each case, not later than 11:00 a.m. (New York time) at least two Business Days prior to the funding date of such Absolute Rate Loan, a Competitive Bid Request in the form of Exhibit C-1 hereto (a "Competitive Bid Request"). Such request shall in each case refer to this Agreement and specify
(i) the date of the proposed borrowing (which shall be a Business Day), (ii) the aggregate principal amount of such borrowing which shall be in a minimum principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (iii) the Interest Period with respect thereto. If the Borrower delivers its Competitive Bid Request to the Administrative Agent, the Administrative Agent shall promptly forward such request by telecopier to the Lenders.

         (b)     Competitive Bids.

                 (i) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request by delivering any such Competitive Bids directly (A) to the Administrative Agent, if the Lender received the applicable Competitive Bid Request from the Administrative Agent or (B) to the Borrower, if the Lender received the applicable Competitive Bid Request from the Borrower, in each case, in the form of Exhibit C-2 hereto not later than 10:00 a.m. (New York time) on the date of such proposed borrowing specified in the Competitive Bid Request delivered with respect thereto pursuant to Section 2.4(a). Each Competitive Bid shall refer to this Agreement and specify (A) the principal amount of the Absolute Rate Loan or Loans that the Lender is willing to make to the Borrower, which shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and may equal the entire principal amount of the Absolute Rate Loan requested by the Borrower, (B) the Absolute Rate or Rates at which the Lender is prepared to make the Absolute Rate Loan or Loans and (C) the Interest Period with respect thereto. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

             (ii) A Competitive Bid that does not conform substantially to the form of Exhibit C-2 or otherwise includes additional conditions to funding shall be rejected (A) by the Administrative Agent, if the Lender made such Competitive Bid to the Administrative Agent or (B) by the Borrower, if the Lender made such Competitive Bid to the Borrower, and in each case, the party rejecting such nonconforming bid shall notify the Lender who made such nonconforming bid of such rejection as soon as practicable.

             (iii) In the event that the Borrower has submitted the Competitive Bid Request directly to the Administrative Agent pursuant to
Section 2.4(a)(i) above:

                          (A)     The Administrative Agent shall promptly
notify the Borrower by telecopier of all the Competitive Bids made to it pursuant to Section 2.4(b)(i)(A) above, the Absolute Rates and the principal amount of each Absolute Rate Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all such Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.4.

                          (B)     The Administrative Agent may submit a
Competitive Bid in its capacity as a Lender, provided, however, that the Administrative Agent shall submit such bid directly to the Borrower at least one half of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to Section 2.4(b)(i)(A) above.

         (c)     Acceptance/Rejection.

                 (i) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (c), accept or reject any Competitive Bid referred to in paragraph (b) above. The Borrower shall notify either (x) the Administrative Agent, in the event the Borrower submitted the Competitive Bid Request to the Administrative Agent (who in turn shall promptly notify the Lenders) or (y) each Lender, in the event the Borrower submitted the Competitive Bid Request to the Lenders, in either case not later than 11:00 a.m. (New York time) on the day of each proposed Absolute Rate Loan, by telecopier (or by telephone, confirmed by telecopier) in the form of Exhibit C-3 hereto (a "Competitive Bid Accept/Reject Letter"), whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (b) above; provided, that (A) the failure by the Borrower to give such notice in accordance with either (x) or (y) shall be deemed to be a rejection of all the bids referred to in paragraph (b) above, (B) the Borrower shall not accept a bid made at a particular Absolute Rate if the Borrower has rejected a bid made at a lower Absolute Rate, (C) the aggregate principal amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if the Borrower shall accept a bid or bids made at a particular Absolute Rate and such bid or bids would cause the total principal amount of accepted bids to exceed the principal amount specified in the Competitive Bid Request, then the aggregate principal amount of the bids made at such Absolute Rates shall be reduced ratably as necessary to eliminate such excess, and (E) except pursuant to clause (D) above, no bid shall be accepted for an Absolute Rate Loan unless such Absolute Rate Loan is in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and provided further, that if an Absolute Rate Loan must be in a principal amount less than $5,000,000 due to the provisions of clause (D) above, such Absolute Rate Loan may be for a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Absolute Rate pursuant to clause (D) the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (c) shall be irrevocable.

                 (ii) Each successful bidder will become bound, subject to the other applicable conditions hereof, to make the Absolute Rate Loan in respect of which its bid has been accepted after receipt by it of notice thereof.

         (d) Disbursement of Absolute Rate Loans. Not later than 2:00 p.m. (New York time) on the proposed borrowing date, each Lender whose Competitive Bid was accepted will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Absolute Rate Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing accepted pursuant to Section 2.4(c) in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Administrative Agent or by wire transfer to such account as may be designated in writing by the Borrower from time to time. The Administrative Agent shall not be obligated to disburse the proceeds of any Absolute Rate Loan accepted pursuant to Section 2.4(c) until each applicable Lender shall have made available to the Administrative Agent its Absolute Rate Loan.

         (e) Competitive Bid Auction Fee. For each Competitive Bid Request delivered by the Borrower to the Administrative Agent hereunder, the Borrower shall pay to the Administrative Agent for its account, on the date of receipt by the Administrative Agent of the Competitive Bid Request, a fee in an amount equal to $1,000.

         SECTION 2.5.  Repayment of Loans.

         (a) Repayment. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit Loans on the Termination Date, if not sooner repaid, (ii) each Absolute Rate Loan on the expiration of the Interest Period applicable thereto and (iii) all Swingline Loans in accordance with Section 2.2(b), together, in each such case, with all accrued but unpaid interest thereon to, but not including, the date of repayment.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans (excluding Swingline Loans simultaneously being repaid with the proceeds of Revolving Loans) plus the L/C Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Loans in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans (excluding Swingline Loans simultaneously being repaid with the proceeds of Revolving Loans), then to the principal amount of outstanding Revolving Credit Loans, and then to the principal amount of outstanding Absolute Rate Loans, in the inverse order of maturity of such Absolute Rate Loans, together, in each case, with all accrued but unpaid interest thereon to, but not including, the date of repayment.

         (c) Voluntary Repayments. The Borrower shall have the right to repay any Revolving Credit Loan in whole at any time or in part from time to time, subject to clause (d) of this Section 2.5, without premium or penalty in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount or, if less, the outstanding principal amount of such Loan, together, in each case, with all accrued but unpaid interest thereon to, but not including, the date of repayment.

         (d) Limitation on Repayment of Certain Loans. The Borrower may not repay any Eurodollar Loan or any Absolute Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.7 hereof.

         SECTION 2.6.  Notes.

         (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's

Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the Closing Date (or, in the case of any Revolving Credit
Note issued (i) pursuant to Section 2.11(d), dated the effective date of the increase to the Aggregate Commitment or (ii) pursuant to Section 13.9(d), dated the effective date of the relevant Assignment and Assumption) and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1(a).

         (b) Competitive Bid Notes. Each Lender's Absolute Rate Loans and the obligation of the Borrower to repay such Absolute Rate Loans shall be evidenced by a Competitive Bid Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Absolute Rate Loans in a principal amount up to the Aggregate Commitment or, if less, the aggregate unpaid principal amount of all Absolute Rate Loans made by such Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. Each Competitive Bid Note shall be dated the Closing Date (or, in the case of any Competitive Bid Note issued (i) pursuant to Section 2.11(d), dated the effective date of the increase to the Aggregate Commitment or (ii) pursuant to
Section 13.9(d), dated the effective date of the relevant Assignment and Assumption) and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1(a).

         (c) Swingline Note. The Swingline Loans and the obligation of the Borrower to repay such Swingline Loans shall be evidenced by a Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender's Swingline Commitment or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower hereunder, plus interest on such principal amounts and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1(a).

         SECTION 2.7. Permanent Reduction of the Aggregate Commitment. The Borrower shall have the right at any time and from time to time, upon at least three Business Days' prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $5,000,000 or any whole multiple of $5,000,000 in excess thereof. Each permanent reduction permitted pursuant to this Section 2.7 shall be accompanied by a payment of principal (or, with respect to any L/C Obligations, payment of cash collateral into a cash collateral account opened by the Borrower with the Administrative Agent) sufficient to reduce the aggregate outstanding Loans plus the L/C Obligations to the Aggregate Commitment as so reduced and by payment of accrued interest to but not including the date of prepayment on the amount of such repaid principal. If the reduction of the Aggregate Commitment requires the repayment of any Eurodollar Loan or Absolute Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to
Section 4.7 hereof.

         SECTION 2.8.  Termination Date.  The Credit Facility (subject to
Section 2.2(a) with respect to Swingline Loans) shall terminate on the earliest of (i) the later of (A) the fifth anniversary of the Closing Date (the "Maturity Date") and (B) if the Maturity Date is extended in accordance with
Section 2.12, the Extended Maturity Date, (ii) the date of permanent reduction of the Aggregate Commitment in whole by the Borrower pursuant to Section 2.7, and (iii) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         SECTION 2.9. Use of Proceeds. The Borrower shall use the proceeds of the Loans to finance certain acquisitions permitted hereunder, to refinance certain existing indebtedness and for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of fees and expenses incurred in connection with the transactions contemplated hereby.

         SECTION 2.10. Subsidiary Guaranties. The Required Lenders may require, pursuant to written notice, that the Obligations be guarantied by a Subsidiary Guaranty from each of the Borrower's Material Subsidiaries at any time (i) on or after the Closing Date that the Leverage Ratio exceeds 3.00 to
1.00 or (ii) after the Borrower has attained an Investment Grade Rating that the Borrower ceases to maintain such Investment Grade Rating. At any time that the Borrower's Material Subsidiaries are required to provide Subsidiary Guaranties, the Borrower and such Material Subsidiaries shall also execute and deliver to the Administrative Agent the Intercompany Subordination Agreement.

         SECTION 2.11.  Increase of the Aggregate Commitment.

         (a) Request for Increase. At any time following the 90th day after the Closing Date, provided no Event of Default has occurred and is continuing, the Borrower may notify the Administrative Agent and the Lenders in writing that the Aggregate Commitment then existing shall be increased by One Hundred Million Dollars ($100,000,000).

         (b) Implementation of Request. Upon its receipt of written notice as set forth in (a) above, properly made, the Administrative Agent, in consultation with the Borrower, shall determine how best to increase the Aggregate Commitment as requested, which strategies may include, without limitation, solicitation of additional commitments from existing Lenders (with any additional commitment by an existing Lender being made in such Lender's sole discretion), solicitation of new Lenders (each of which shall be a financial institution which is an Eligible Assignee), a combination thereof, or any other strategy deemed advisable by the Borrower and the Administrative Agent.

         (c) Notice to Lenders. The Administrative Agent shall notify each Lender who is or becomes a party to this Agreement in writing of the increased Aggregate Commitment, such Lender's Commitment and its percentage of the Aggregate Commitment.

         (d) Issuance of New Note. Within five (5) Business Days after its delivery of notice in accordance with (c) above, the Borrower shall execute and deliver (i) to each Lender a new Competitive Bid Note in an amount equal to the amount of the Aggregate Commitment, as the same has been increased and (ii) to each Lender requiring same, a new Revolving Credit Note in an amount equal to such Lender's increased Commitment. Such Notes shall be dated the effective date of the increase in the Aggregate Commitment and shall otherwise be in the form of the Notes delivered pursuant to Section 2.6 hereof. The Notes replaced therewith shall be canceled and returned to the Borrower.

         SECTION 2.12.  Procedure for Extending Maturity Date.    Subject to
the conditions set forth in this Section 2.12, the Borrower, with the consent of the Consenting Lenders, shall have the option, commencing two years after the Closing Date, to extend the Maturity Date (as so extended, the "Extended Maturity Date"), for the period and upon the terms set forth as follows:

                 (i) for a period of 364 days from the Maturity Date; provided, however, that the Borrower must give notice to the Administrative Agent of its intention to extend the Maturity Date at least 60 days prior to the Maturity Date;

             (ii) for up to two additional periods of 364 days each following the extension period provided for in (i) above; provided, however, that such extensions must be requested at least 60 days prior to the expiration of the Extended Maturity Date and no two extensions may be requested by Borrower in any consecutive 12 months; and

            (iii) any Lender which is not a Consenting Lender shall not be required to extend the Maturity Date of such Lender's Commitment and such Lender may, at the option of the Borrower, be replaced by the Borrower in accordance with Section 4.10.

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

         SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue and shall not issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment, (b) the Committed Extensions of Credit of any Lender would exceed such Lender's Commitment or (c) the aggregate principal amount of all outstanding Loans plus the L/C Obligations would exceed the Aggregate Commitment. Each Letter of Credit shall (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (ii) expire on a date no later than the earlier of one year from the date of issuance thereof (subject to automatic renewal, if applicable, unless the Issuing Bank provides advance written notice that such Letter of Credit will not be renewed) and the Termination Date and
(iii) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2. Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office a request for issuance of such Letter of Credit substantially in the form of Exhibit J hereto (a "Request for Issuance"), completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Request for Issuance, the Issuing Lender will process such Request for Issuance and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article 5 hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Request for Issuance therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's Commitment Percentage therein, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3.  Fees and Other Charges.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the product of (i) the Eurodollar Margin (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each fiscal quarter and on the Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by the Administrative Agent pursuant to this paragraph in accordance with their respective Commitment Percentages.

         (b) The Borrower shall pay to the Issuing Lender for its account a letter of credit fee with respect to each Letter of Credit in an amount equal to the greater of (x) the product of (i) 0.125% (on a per annum basis) and (ii) the face amount of such Letter of Credit and (y) $250. Such fee shall be payable quarterly in arrears on the last Business Day of each fiscal quarter and on the Termination Date.

         (c) The Borrower shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees and commissions, and other standard costs and charges, of such Issuing Lender relating to Letters of Credit issued by such Issuing Lender as from time to time in effect.

         SECTION 3.4.  L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify in writing each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender, at the Issuing Lender's address set forth in Section 13.1 hereof, the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the

Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (New York time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (New York time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant, promptly after the Issuing Lender's receipt thereof, its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5. Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make Base Rate Loans on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6. Obligations Absolute. The Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section
3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Notwithstanding the foregoing provisions of this Article III, neither the Borrower nor the L/C Participants shall be required to reimburse the Issuing Lender for any payment made by the Issuing Lender under a Letter of Credit as a result of acts or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the Uniform Commercial Code as in effect in the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7. Existing Letters of Credit. As of the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to and subject to the terms and conditions of this Agreement and each of the L/C Participants shall be deemed to have purchased an interest in such Existing Letters of Credit pursuant to the terms and conditions set forth in
Section 3.4.

                                   ARTICLE IV

                            GENERAL LOAN PROVISIONS

         SECTION 4.1.  Interest.

         (a)     Interest Rate Options.  Subject to the provisions of this
Section 4.1, at the election of the Borrower in accordance with Article II, the unpaid principal balance of (i) any Revolving Credit Loan shall bear interest at (A) the Base Rate or (B) the Adjusted Eurodollar Rate plus the Eurodollar Margin, (ii) any Absolute Rate Loan shall bear interest at the applicable Absolute Rate established pursuant to Section 2.4 and (iii) any Swingline Loan shall bear interest at the Swingline Rate. Any Revolving Credit Loan as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b)     Interest Periods.

                 (i) In connection with each Eurodollar Loan, the Borrower, by giving notice at the times described in Sections 2.3 and 4.2, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three
(3), or six (6) months; provided that

                          (A)     each Interest Period shall commence on the
date of advance of or conversion to any Eurodollar Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                          (B)     if any Interest Period would otherwise expire
on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                          (C)     any Interest Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

                          (D)     no Interest Period shall extend beyond the
Termination Date and there shall be no more than eight (8) different Interest Periods in effect at any time.

             (ii) In connection with each Absolute Rate Loan, the Borrower, by giving notice at the times described in Section 2.4, shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be a period of such duration as accepted by the Borrower pursuant to Section 2.4(c); provided that:

                          (A)     The Interest Period shall not be less than
seven (7) days nor more than one hundred eighty (180) days;

                          (B)     if any Interest Period would otherwise expire
on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and

                          (C)     no Interest Period shall extend beyond the
Termination Date.

         (c) Eurodollar Margin. The applicable margin with respect to Eurodollar Loans (the "Eurodollar Margin") shall be determined at the option of the Borrower, either (x) by reference to the Leverage Ratio of the Borrower and its Subsidiaries as of the Closing Date or as set forth in the most recently delivered Officer's Compliance Certificate, as applicable (the "Leverage Ratio Eurodollar Margin Election"), or (y) at such time and for so long as Borrower attains an Investment Grade Rating, by reference to such rating (the "Investment Grade Eurodollar Margin Election"). The Borrower shall deliver notice in writing to the Administrative Agent, along with each certificate delivered by it pursuant to Section 7.2, of its election of either the Leverage Ratio Eurodollar Margin Election or the Investment Grade Eurodollar Margin Election. At any time the Borrower ceases to have an Investment Grade Rating, the applicable Eurodollar Margin shall be determined in accordance with the Leverage Ratio Eurodollar Margin Election.

                 (i) If the Leverage Ratio Eurodollar Margin Election is in effect, the Eurodollar Margin shall be determined by reference to the Leverage Ratio of the Borrower and its Subsidiaries as of the Closing Date or as set forth in the most recently delivered Officer's Compliance Certificate, as applicable, as follows:

         Leverage Ratio                                Eurodollar Margin
 -----------------------------                         -----------------
 Less than or equal to 1.00 to                               .11%
 1.00

 Greater than 1.00 to 1.00 but                               .175%
 less than or equal to 2.00 to
 1.00

          Leverage Ratio                          Eurodollar Margin
          --------------                          -----------------
  Greater than 2.00 to 1.00 but                       .225%
  less than or equal to 3.00 to
  1.00

  Greater than 3.00 to 1.00 but                       .275%
  less than or equal to 3.50 to
  1.00

  Greater than 3.50 to 1.00                           .475%

Adjustments, if any, in the Eurodollar Margin due to changes in the Leverage Ratio shall be made by the Administrative Agent and shall be effective on the fifth Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.2, the Eurodollar Margin shall be the highest Eurodollar Margin set forth above until the fifth Business Day after delivery of such financial statements and certificate.

                 (ii) If the Investment Grade Eurodollar Margin Election is in effect, the Eurodollar Margin shall be determined by reference to the Borrower's highest Investment Grade Rating as follows:

           Rating Category                         Eurodollar Margin
           ---------------                         -----------------
   AA-/Aa3 or higher                                    .10%

   A+/A1                                                .13%

   A/A2                                                 .15%

   A-/A3                                                .17%

   BBB+/Baa1                                            .20%

   BBB/Baa2                                             .215%

   BBB-/Baa3                                            .225%

         Adjustments, if any, in the Eurodollar Margin due to changes in the Borrower's senior unsecured long term-debt rating shall be made by the Administrative Agent and shall be effective on the fifth Business Day after receipt by the Administrative Agent of notice of such change.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request Eurodollar Loans or Absolute Rate Loans, (ii) all outstanding Eurodollar Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Eurodollar Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iv) all outstanding Swingline Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Swingline Loans and (v) all outstanding Absolute Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to such Absolute Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. To the extent permitted by law, interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each fiscal quarter of the Borrower commencing on the last Business Day of the fiscal quarter ending September 30, 1997. Interest on each Eurodollar Loan and Absolute Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such interest period extends over three months, at the end of each three-month interval during such Interest Period. All interest rates and fees provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, except interest with respect to each Base Rate Loan shall be computed on the basis of a 365/366-day year.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.2. Notice and Manner of Conversion or Continuation of Revolving Credit Loans. The Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Eurodollar Loans or (b) upon the expiration of any Interest Period applicable to Eurodollar Loans, (i) convert all or any part of such outstanding Eurodollar Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such Eurodollar Loans as Eurodollar Loans; provided, that no outstanding Loan may be continued as, or converted into, a Eurodollar Loan when any Event of Default has occurred and is continuing. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (New York time) one Business Day before, in case of a Loan being converted into or continued as a Base Rate Loan, and three Business Days before, in the case of a Loan being converted into or continued as a Eurodollar Loan, the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Revolving Credit Loans to be converted or continued and the amount thereof, (B) in the case of any Eurodollar Loans to be converted or continued, the last day of the Interest Period therefor and the Interest Period to be applicable to the converted or continued Loans and (C) the effective date of the conversion or continuation (which shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3. Facility Fee. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable facility fee at a rate per annum equal to the product of (i) the Facility Fee Rate and (ii) the average daily amount of the Aggregate Commitment. The Facility Fee Rate shall be determined at the option of the Borrower, either (x) by reference to the Leverage Ratio of the Borrower and its Subsidiaries as of the Closing Date or as set forth in the most recently delivered Officer's Compliance Certificate, as applicable (the "Leverage Ratio Facility Fee Rate Election"), or (y) at such time and for so long as Borrower attains an Investment Grade Rating, by reference to such rating (the "Investment Grade Facility Fee Rate Election"). The Borrower shall deliver notice in writing to the Administrative Agent, along with each certificate delivered by it pursuant to Section 7.2, of its intention to make an election of either the Leverage Ratio Facility Fee Rate Election or the Investment Grade Facility Fee Rate Election. At any time the Borrower ceases to have an Investment Grade Rating, the applicable Facility Fee Rate shall be determined in accordance with the Leverage Ratio Facility Fee Rate Election.

                 (i) If the Leverage Ratio Facility Fee Rate Election is in effect, the Facility Fee Rate shall be determined by reference to the Leverage Ratio of the Borrower and its Subsidiaries as of the Closing Date or as set forth in the most recently delivered Officer's Compliance Certificate, as applicable, as follows:

             Leverage Ratio                               Facility Fee Rate
     -----------------------------                        -----------------
     Less than or equal to 1.00 to                               .09%
     1.00

     Greater than 1.00 to 1.00 but                               .125%
     less than or equal to 2.00 to
     1.00

     Greater than 2.00 to 1.00 but                               .15%
     less than or equal to 3.00 to
     1.00

     Greater than 3.00 to 1.00 but                               .225%
     less than or equal to 3.50 to
     1.00

     Greater than 3.50 to 1.00                                   .275%

Adjustments, if any, in the Facility Fee Rate shall be made by the Administrative Agent and shall be effective on the fifth Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio as of the most recent fiscal quarter end. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Section 7.2, the Facility Fee Rate shall be the highest rate set forth above until the fifth Business Day after delivery of such financial statements and certificate. The facility fee shall be payable in arrears on the last

Business Day of each fiscal quarter during the term of this Agreement commencing on the last Business Day of the fiscal quarter ending September 30, 1997, and on the Termination Date. Such fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

                 (ii) If the Investment Grade Facility Fee Rate Election is in effect, the Facility Fee Rate shall be determined by reference to the Borrower's highest Investment Grade Rating as follows:


          Rating Category                               Facility Fee Rate
    ------------------------------                      -----------------
    AA-/Aa3 or higher                                         .065%

    A+/A1                                                     .07%

    A/A2                                                      .075%

    A-/A3                                                     .08%

    BBB+/Baa1                                                 .10%

    BBB/Baa2                                                  .11%

    BBB-/Baa3                                                 .125%

         Adjustments, if any, in the Facility Fee Rate due to changes in the Borrower's senior unsecured long term-debt rating shall be made by the Administrative Agent and shall be effective on the fifth Business Day after receipt by the Administrative Agent of notice of such change.

         SECTION 4.4. Manner of Payment. Each payment (including repayments described in Article II) by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders, the Issuing Lender or the Administrative Agent under this Agreement or any Note (including the Reimbursement Obligation) shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders, the Issuing Lender or the Administrative Agent, as the case may be, at the Administrative Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 5:00 p.m. (New York time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 5:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Subject to Section 4.1(b)(i)(B), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5. Nature of Obligations of Lenders Regarding Revolving Credit Loans; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Revolving Credit Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date with respect to Revolving Credit Loans that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender from its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment Percentage of such borrowing, times
(b) the daily average Federal Funds Effective Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any such borrowing available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such borrowing available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such borrowing available on the borrowing date.

         SECTION 4.6.  Changed Circumstances.

         (a) Circumstances Affecting Eurodollar Rate Availability. If with respect to any Interest Period for a Eurodollar Loan, the Administrative Agent or the Required Lenders (after consultation with the Administrative Agent) shall reasonably determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Administrative Agent for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Loans and the right of the Borrower to convert any Revolving Credit Loan to or continue any Revolving Credit Loan as a Eurodollar Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Eurodollar Loan or convert the then outstanding principal amount of each such Eurodollar Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting Eurodollar Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Eurodollar Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligation of such Lender to make Eurodollar Loans and the obligation of such Lender to convert any Base Rate Loan made by such Lender to a Eurodollar Loan or continue any such Eurodollar Loan as a Eurodollar Loan shall be suspended, (ii) each Eurodollar Loan made by such Lender shall be converted to a Base Rate Loan upon the last day of the then current Interest Period applicable thereto (or immediately upon demand by such Lender, if required by Applicable Law) and (iii) thereafter, such Lender shall make only Base Rate Loans

(including upon any request by the Borrower for Eurodollar Loans) and Absolute Rate Loans hereunder.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation of administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                 (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or has its principal place of business or such Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve included in the Adjusted Eurodollar Rate Reserve Percentage), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note, Letter of Credit or Application;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any Eurodollar Loan or Absolute Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a Eurodollar Loan, Absolute Rate Loan or Letter of Credit, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the

Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.6(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error.

         SECTION 4.7. Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may result directly and primarily from each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due in connection with a Eurodollar Loan or an Absolute Rate Loan, (b) due to any failure of the Borrower to borrow, convert or continue any Loan on a date specified therefor in a Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Accept/Reject Letter or (c) due to any payment, prepayment of conversion of any Eurodollar Loan or Absolute Rate Loan on a date other than the last day of the Interest Period therefor. Such loss or expense shall be equal to the sum of
(i) such Lender's out-of-pocket costs (other than such costs calculated pursuant to clause (ii) below) attributable to any of the events described in clauses (a), (b) or (c) above, including the costs of reemployment of funds by such Lender and (ii) in the case of clause (b) or (c) above, the present value (calculated after giving due consideration to the expected payment dates) of the difference (if positive) between (A) the payments required to be made by such Lender with respect to any deposits or other funds obtained by such Lender in order to fund such Eurodollar Loan or Absolute Rate Loan and (B) the payments reasonably expected to be received by such Lender as a result of such Lender's reemployment of such funds in another investment. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error.

         SECTION 4.8. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitment of any Lender and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within fifteen (15) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusively presumed to be correct absent manifest error.

         SECTION 4.9.  Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or has its principal place of business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.9) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.9(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.9) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.9 shall survive the payment in full of the Obligations and the termination of the Credit Facility.

         SECTION 4.10.  Replacement of Lenders.

         (a) In the event that any Lender shall have (a) given notice pursuant to Section 4.6(b) regarding its inability to make or maintain Eurodollar Loans, (b) claimed additional amounts pursuant to Sections 4.6(c),
4.8 or 4.9 or (c) failed to be a Consenting Lender in connection with an extension of the Maturity Date or the then effective Extended Maturity Date pursuant to Section 2.12, the Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (in accordance with Section 13.9(b)), and such Lender hereby agrees to transfer and assign without representation or recourse (in accordance with Section 13.9(b)) all its interests, rights and obligations under this Agreement to such Eligible Assignee; provided, that (i) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authorities, (ii) such Eligible Assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the outstanding principal amount of the Loans made by such Lender hereunder and (iii) the Borrower shall, or shall cause such Eligible Assignee to, pay to the affected Lender in immediately available funds on the date of such assignment the interest accrued to but not including the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or otherwise owed to it hereunder.

         (b) In the event the Borrower is unable to replace any Lender who is not a Consenting Lender in connection with an extension pursuant to Section
2.12 of the Maturity Date or the then effective Extended Maturity Date, the Borrower shall give prompt notice of termination of each such Lender's Commitment to any Lender that has not consented to the extension (to the extent it has not been assumed by an Eligible Assignee), with a copy to the Administrative Agent, and shall prepay the Loans of such Lenders on three Business Days' prior notice to such Lenders and Administrative Agent, which shall increase the

Commitment Percentages (but not the outstanding Loans or L/C Obligations) of all the Consenting Lenders on a pro rata basis as among such Consenting Lenders.

                                   ARTICLE V

                 CLOSING:  CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1. Closing. The closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP at 10:00 a.m. on July 23, 1997, or such other location or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2. Conditions to Closing and Initial Loan. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue the initial Letters of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Notes in favor of the Lenders party to this Agreement on the Closing Date and each other Loan Document shall have been duly authorized and executed by the parties thereto, shall be in full force and effect and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

         (b)     Closing Certificates; etc.

                      (i) Officers' Certificate of the Borrower. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions described herein.

                     (ii) Certificate of Secretary or Assistant Secretary of the Borrower and Each Material Subsidiary.

                              (a)     The Agent shall have received a
certificate of the secretary or an assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing the Loan Documents to which it is a party.

                              (b)     The Agent shall have received a
certificate of the secretary or an assistant secretary of (x) each Material Subsidiary that was a Material Subsidiary at the date of delivery of the Existing Credit Agreement certifying that the articles of incorporation of such Material Subsidiary have not been amended, amended and restated, supplemented or otherwise modified since the date of delivery thereof in connection with the Existing Credit Agreement and (y) each other Material Subsidiary, certifying that attached thereto is a true and complete copy of the articles of incorporation of such Material Subsidiary and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation and that attached thereto is a true and complete copy of the bylaws of such Material Subsidiary as in effect on the date of such certification.

                    (iii) Certificates of Good Standing and Tax Clearance. The Administrative Agent shall have received certificates as of a recent date of the good standing of each Borrower and its Material Subsidiaries under the laws of its respective jurisdiction of organization and, to the extent customarily provided by such taxing authorities and to the extent reasonably available, a certificate of the relevant taxing authority of its jurisdiction of organization certifying that the Borrower has filed required tax returns and owes no delinquent taxes.

                     (iv) Opinions of Counsel. The Administrative Agent shall have received the favorable opinion of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Loan Documents and such other matters as the Administrative Agent and its counsel shall request, substantially in the form attached hereto as Exhibit E.

                      (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by
Section 4.9(e) hereof.

             (c)     Consents; No Adverse Change.

                      (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person (including without limitation the consent of the holders of the Senior Notes) and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                     (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and the other Loan Documents.

                    (iii) No Material Adverse Change. Since December 31, 1996, there shall not have occurred any material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, or any event, condition or state of facts that will or could be reasonably expected to have a Material Adverse Effect.

                     (iv) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

             (d)     Financial Matters.

                     (i) Financial Statements. The Administrative Agent shall have received the most recent annual audited and interim unaudited consolidated financial statements of the Borrower and its Subsidiaries.

                     (ii) Payment at Closing. There shall have been paid by the Borrower to the Administrative Agent and the Lenders any accrued and unpaid fees due hereunder (including, without limitation, legal fees and expenses) or in respect of this Agreement.

             (e)     Miscellaneous.

                      (i) Loans on Closing Date; Disbursement Instructions. Any Loans made on the Closing Date shall be Revolving Credit Loans and the Administrative Agent shall have received written instructions from the Borrower to the

Administrative Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

                     (ii) Amendment to Senior Note Agreement. An amendment, in form and substance satisfactory to the Administrative Agent and the Lenders, to the Senior Note Agreement shall have been duly authorized and executed by the parties thereto and shall be in full force and effect, including, without limitation, termination of any subsidiary guaranties and the Intercreditor Agreement dated as of June 2, 1995 between the Prudential Insurance Company of America and the agent under the Credit Agreement referred to in clause (iii) below.

                    (iii) Termination of Existing Credit Agreement. The Existing Credit Agreement and the documents entered into in connection therewith (including, without limitation, any subsidiary guaranties), other than in respect of the Existing Letters of Credit, shall have been terminated and the Borrower shall have received a payout letter from the lead agent or the lenders thereunder indicating that no amounts are due and owing thereunder.

                     (iv) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders.

             SECTION 5.3. Conditions to All Loans. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing date or issue date:

             (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing date or issue date with the same effect as if made on and as of such date (except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

             (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the making of the Loans to be made on such date or (ii) the issue date with respect to such Letter of Credit or after giving effect to the issuance of such Letters of Credit on such date.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

             SECTION 6.1. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Agreement and the Lenders to make the Loans and issue or participate in Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

             (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

             (b) Subsidiaries and Capitalization. Each Subsidiary of the Borrower as of the date hereof is listed on Schedule 6.1(b). All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower and the percentage of shares owned by each are described on Schedule 6.1(b). As of the date hereof, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Subsidiaries, except as described on Schedule 6.1(b).

             (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the corporate right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

             (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organization documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

             (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each Governmental Approval applicable to it and all other Applicable Laws relating to it or any of its respective properties, except in each case under clause (i) and (ii) above to the extent that (A) such requirement or compliance is contested in good faith by appropriate proceedings or (B) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

             (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except for any such taxes or charges being contested in good faith by appropriate proceedings. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower or any of its Subsidiaries in respect of federal, state, local and other taxes are in the judgment of the Borrower adequate, and the Borrower does not anticipate any material additional taxes or assessments for any year or portion thereof.

             (g) Intellectual Property Matters. Each of the Borrower and its Subsidiaries owns or possesses all lawful rights to use all franchises, licenses, patents, patent rights or licenses, patent applications, copyrights, copyright applications, trademarks, trademark rights, trade names, trade name rights and rights with respect to the foregoing which are necessary in any material respect to conduct its business. To the knowledge of the Borrower, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

             (h) Environmental Matters. Except for the matters described on Schedule 6.1(h) as of the Closing Date and except for any other matter which could not reasonably be expected to have a Material Adverse Effect, (i) the properties and the operations of the Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws, and there is no release or threatened release of Hazardous Materials at, on, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof and (ii) neither the Borrower nor any of its Subsidiaries has received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of its properties or the operations conducted in connection therewith, or reason to believe that any such notice will be received or is being threatened.

             (i) ERISA. The Borrower and each ERISA Affiliate are in material compliance with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC and no liability (including without limitation any withdrawal liability under Section 4201 of ERISA) has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan. The current value of the assets of each Pension Plan is equal to or greater than the value of the benefit liabilities under such Pension Plan determined on the basis of assumptions prescribed by the PBGC under Section 4044 of ERISA.

             (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System) to the extent that such margin stock represents (or would, after giving effect to any purchase, represent) in excess of 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. No part of the proceeds of any of the Loans or Letters of Credit will be used by the Borrower or any Subsidiary thereof for purchasing or carrying margin stock representing (when aggregated together with any margin stock owned by the Borrower and its Subsidiaries) in excess of 25% of the value of the consolidated assets of the Borrower and its Subsidiaries or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

             (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur indebtedness or consummate the transactions contemplated hereby.

             (l) Employee Relations. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 6.1(l), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

             (m) Financial Statements. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1996, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1997, and related unaudited interim statements of income and retained earnings and cash flows for the fiscal period then ended, copies of which have been furnished to the Administrative Agent and each Lender, fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP except as may be otherwise disclosed therein or in the notes thereto. As of the date hereof, the Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

             (n) Solvency. As of the Closing Date and after giving effect to each Loan made hereunder, the Borrower and its Material Subsidiaries, taken as a whole, will be Solvent.

             (o) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets reflected on the balance sheets of the Borrower and its Subsidiaries described in Section 6.1(m) or in any financial statements hereafter delivered pursuant to Section 7.1, except such assets which have been disposed of by the Borrower or its Subsidiaries subsequent to such date in the ordinary course of business or as otherwise expressly permitted under this Agreement.

             (p) Debt and Liens. Schedule 6.1(p) is a complete and correct list, as of the date hereof, of each item of Debt of the Borrower and its Subsidiaries in excess of $5,000,000 and each Lien securing such Debt. The Borrower has delivered to the Administrative Agent certified copies of the documents governing such Debt (including any amendments, waivers and consents). The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Liens and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Liens. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 10.2.

             (q) Litigation. Except as set forth on Schedule 6.1(q), there are no actions, suits or proceedings pending nor, to the best knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, that, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

             (r) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

             (s) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished and taken as a whole, true and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. The documents and other written information furnished or written statements made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state a fact necessary in order to make the statements contained therein not materially misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent which have a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

             (t) No Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, or any event, condition or state of facts that will or could reasonably be expected to have a Material Adverse Effect.

             SECTION 6.2.  Survival of Representations and Warranties, Etc.
All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, any borrowing date, or any date of issuance of a Letter of Credit, as applicable, shall survive the Closing Date or such other date, respectively, and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing or issuance of a Letter of Credit hereunder.


                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES

                     Until payment in full by the Borrower of all principal of and interest on the Loans, all L/C Obligations and all other amounts due hereunder and under the other Loan Documents at the time of such payment, and the termination of the Aggregate Commitment, unless consent has been obtained in the manner set forth in Section 13.10 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office (with copies for each Lender):

             SECTION 7.1.  Financial Statements and Projections.

             (a) Quarterly Financial Statements. As soon as practicable following the filing of the Borrower's quarterly report on Form 10-Q in respect of any fiscal quarter, giving effect to any extensions granted to the Borrower under the Exchange Act or the rules promulgated thereunder by the SEC, or, if the Borrower is not required to make any such filing, not later than forty-five
(45) days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period.

             (b) Annual Financial Statements. As soon as practicable following the filing of the Borrower's annual report on Form 10-K in respect of any Fiscal Year, giving effect to any extensions granted to the Borrower under the Exchange Act or the rules promulgated thereunder by the SEC, or, if the Borrower is not required to make any such filing, not later than ninety (90) days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm reasonably acceptable to the Required Lenders in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

             (c) Annual Business Plan. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for such Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on an annual basis, the following: an annual operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries for such Fiscal Year.

             (d) Information Filed with the SEC. To the extent not delivered pursuant to Section 7.1(a) or (b), promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower, and (ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC.

             (e) Other Financial Information. Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto and such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

             SECTION 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Section 7.1(a) or (b), a certificate of the chief financial officer of the Borrower in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate"):

             (a) stating that such officer has reviewed such financial statements and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods indicated;

             (b) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; and

             (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower and its Subsidiaries were in compliance with the financial covenants set forth in Article 9 hereof as at the end of each respective period, and the calculation of the Eurodollar Margin and Facility Fee Rate as at the end of each respective period.

             SECTION 7.3. Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default relating to accounting or financial reporting matters or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

             SECTION 7.4. Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof), telephonic and written notice of:

             (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which in any such case could reasonably be expected to have a Material Adverse Effect;

             (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

             (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof which in any such case could reasonably be expected to have a Material Adverse Effect;

             (d) any Default or Event of Default or any default under the Senior Notes;

             (e) any Reportable Event or "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder which could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, along with a description of the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

             (f) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect.

             SECTION 7.5. Cost Adjustment Certificate. At each time any Substantial Acquisition is consummated, the Borrower may, at its option, furnish to the Administrative Agent a Cost Adjustment Certificate completed in respect of such Substantial Acquisition.

             SECTION 7.6. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article 7 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, and taken as a whole, true and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.


                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

             Until payment in full by the Borrower of all principal of and interest on the Loans, all L/C Obligations and all other amounts due hereunder and under the other Loan Documents at the time of such payment, and the termination of the Aggregate Commitment, unless consent has been obtained in the manner provided for in Section 13.10, the Borrower will, and will cause each of its Subsidiaries to:

             SECTION 8.1. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified and authorized could not reasonably be expected to have a Material Adverse Effect.

             SECTION 8.2. Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

             SECTION 8.3. Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

             SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

             SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property and (b) all other Debt in accordance with its terms (subject to any applicable subordination provisions); provided, that the Borrower or such Subsidiary may contest any item described in clause (a) and (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

             SECTION 8.6. Compliance with Laws, Approvals and Agreements. Observe and remain in compliance with all Applicable Laws; maintain in full force and effect all Governmental Approvals; and observe and remain in compliance with all material agreements, in each case applicable to the conduct of its business and in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

             SECTION 8.7. Environmental Management. In addition to and without limiting the generality of Section 8.6, maintain its business premises (whether leased or owned in fee) free of any Hazardous Materials, except such Hazardous Materials as are required in the ordinary course of its business, and then only in such quantities as are reasonably required for the ordinary conduct of its business, and then only in compliance with applicable Environmental Law; and adopt and maintain such management practices, controls, limitations or actions relating to the emission, discharge, generation, storage, disposal or remediation of Hazardous Materials as required by applicable Environmental Law.

             SECTION 8.8. Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan, and not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code and (c) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan or Multiemployer Plan as may be reasonably requested by the Administrative Agent.

             SECTION 8.9. Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

             SECTION 8.10. Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided, that all such visits and inspections shall be at reasonable times during ordinary business hours, with reasonable notice to the Borrower.

             SECTION 8.11. Subsidiary Guaranties. At any time the Required Lenders require Subsidiary Guaranties pursuant to Section 2.10, (a) cause such then existing and any thereafter newly created or acquired Material Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty within thirty (30) days of notice of such requirement by the Administrative Agent and
(b) cause to be delivered to the Administrative Agent (within thirty (30) days of the notice specified in clause (a) above) such other documents with respect to such Subsidiary Guaranty as the Administrative Agent or Required Lenders shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents of the type described in Section 5.2.




                                   ARTICLE IX

                              FINANCIAL COVENANTS

             Until payment in full by the Borrower of all principal of and interest on the Loans, all L/C Obligations and all other amounts due hereunder and under the other Loan Documents at the time of such payment, and the termination of the Aggregate

Commitment, unless consent has been obtained in the manner set forth in Section 13.10, the Borrower will not:

             SECTION 9.1. Leverage Ratio. Permit, as of any fiscal quarter end, the Leverage Ratio to exceed 4.00 to 1.00.

             SECTION 9.2. Interest Coverage Ratio. Permit, as of any fiscal quarter end, the Interest Coverage Ratio for such fiscal quarter to be less than 2.50 to 1.00.


                                   ARTICLE X

                               NEGATIVE COVENANTS

             Until payment in full by the Borrower of all principal of and interest on the Loans, all L/C Obligations and all other amounts due hereunder and under the other Loan Documents at the time of such payment, and the termination of the Aggregate Commitment, unless consent has been obtained in the manner set forth in Section 13.10, the Borrower will not and will not permit any of its Subsidiaries to:

             SECTION 10.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

             (a)     the Obligations;

             (b) Debt incurred by the Borrower in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Administrative Agent;

             (c) existing Debt set forth on Schedule 10.1 and the refinancing, renewal or extension thereof in whole or in part (but not any increase in the principal amount thereof except to the extent of capitalized premiums, make- whole amounts and other fees associated therewith), provided that if such Debt is subordinated to or matures later than the Obligations, such refinancing, renewal or extension shall continue to be so subordinated and mature later than the Obligations;

             (d) Contingent Obligations in favor of the Administrative Agent or the Lenders;

             (e) Debt for borrowed money owing by the Borrower to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary; provided, that such Debt of the Borrower is subordinated to the Obligations; and provided further that such debt of any Wholly-Owned Subsidiary is, at such time as the Intercompany Subordination Agreement is in effect, subordinated to the

Obligations pursuant to the terms and conditions of the Intercompany Subordination Agreement;

             (f) Debt issued by the Borrower pursuant to an effective registration statement under the Securities Act of 1933, as amended, or under Rule 144A thereunder; provided, that such Debt (i) is unsecured, (ii) contains no restrictions or covenants in respect of the financial performance of the Borrower and its Subsidiaries which are more extensive or restrictive than those contained herein, (iii) contains no restrictions or covenants limiting the ability of the Borrower or any of its Subsidiaries to grant Liens for the benefit of the Lenders, (iv) is subordinated to the Obligations upon terms and conditions satisfactory to the Required Lenders or all of the Agents and (v) is otherwise satisfactory in form and substance to the Required Lenders or all of the Agents;

             (g) additional Debt of the Borrower (excluding the Subsidiaries) in an aggregate amount outstanding at any time not to exceed $250 million minus any amount incurred pursuant to clause (h) of this Section 10.1;

             (h) additional Debt of the Subsidiaries in an aggregate amount outstanding at any time not to exceed $10 million; and

             (i) contingent obligations of Material Subsidiaries representing guaranties of the Senior Notes but only insofar as and only at such time as there are Subsidiary Guaranties in effect in favor of the Lenders pursuant to Section 2.10.

             SECTION 10.2. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock of any Subsidiary), real or personal, whether now owned or hereafter acquired, except:

             (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

             (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP.

             (c) Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with or to secure a payment of, obligations under workers' compensation, unemployment insurance or similar legislation or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

             (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

             (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

             (f)     Existing Liens securing the Debt described on Schedule
10.1 and any refinancings, renewals and extensions thereof (but not any increase in the principal amount of the Debt secured thereby);

             (g) Liens on assets of the Borrower securing Debt permitted under Section 10.1(g) in an amount not to exceed $10,000,000 at any time outstanding;

             (h) purchase money Liens and Liens securing Capital Leases; provided, that the Lien attaches only to the asset being purchased or leased and does not exceed 100% of the purchase price or fair market value of such asset at the time of acquisition;

             (i) attachment, judgment and similar Liens arising in connection with court proceedings other than any such Lien which would create an Event of Default under Section 11.1(j) or 11.1(k); and

             (j) Liens on margin stock representing in excess of 25% of the value of the assets of the Borrower and its Subsidiaries; provided, however, that this exception shall not in any way affect or derogate from the prohibition set forth in the covenant contained in Section 10.11.

             SECTION 10.3. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interest in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

             (a) investments in subsidiaries existing on the Closing Date and the other existing loans, advances and investments described on Schedule 10.3;

             (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 90 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 90 days from the date of creation thereof and currently having the highest rating obtainable from either Rating Agency, (iii) certificates of deposit maturing no more than 180 days (or, if no Loans are outstanding, 365 days) from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital and surplus of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency, (iv) variable rate demand notes issued by United States or local agencies or instrumentalities and rated at least AA by S&P or at least AA2 by Moody's, in each case with respect to which payment may be demanded, at the option of the holder thereof, at least once every 45 days or (v) time deposits maturing no more than 90 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

             (c) loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business;

             (d) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business;

             (e) loans to employees pursuant to employee stock purchase plans established in the ordinary course of business and approved by the Board of Directors of the Borrower;

             (f)     trade accounts created in the ordinary course of business;
and

             (g) other investments by the Borrower or any Wholly-Owned Subsidiary in the form of acquisitions of all or substantially all of the business or a division or line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements:
(i) the Borrower or any Wholly-Owned Subsidiary shall be the surviving Person and no Change in Control or other Event of Default shall have been effected thereby, (ii) in the case of any individual Acquisition having an aggregate purchase price (including any deferred portion thereof) of at least $10 million (in cash or otherwise), or which, when taken together with other Acquisitions consummated during the same Fiscal Year that individually do not have purchase prices of at least $10 million, would collectively have a purchase price of at least $10 million, the Borrower shall have demonstrated pro forma compliance with each covenant contained in Article IX and Sections 10.1 and 10.2 hereof prior to consummating the acquisition, (iii) the business or division or line of business of the Target is substantially similar to the business conducted on the date of this Agreement by the Borrower or such Wholly-Owned Subsidiary,
(iv) a majority of the Board of Directors of the Target shall have approved the acquisition and (v) a Subsidiary Guaranty executed by the Person acquired in connection with such acquisition may be requested to be delivered to the Administrative Agent upon the consummation thereof in accordance with Section
8.11 if such acquired Person is a Material Subsidiary.

             SECTION 10.4. Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

             (a) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.3(g); and

             (b) the Borrower or any Subsidiary may merge with any Person as long as the Borrower or such Subsidiary is the surviving Person and no Default or Event of Default shall have occurred before and after giving effect to such merger.

             SECTION 10.5. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired, except:

             (a) the sale or other disposition of assets no longer necessary in the business of the Borrower or such Subsidiary;

             (b)     the sale of inventory in the ordinary course of business;

             (c) the sale or other disposition by any Subsidiary of its business or assets to the Borrower or another Subsidiary, provided that (a) both before and after giving effect to such sale no Default or Event of Default shall have occurred and be continuing and (b) no Material Subsidiary shall sell its business or assets to any Subsidiary which is not a Material Subsidiary;

             (d) the sale or other disposition of margin stock representing in excess of 25% of the value of the assets of the Borrower and its Subsidiaries; provided, however, that this exception shall not in any way affect or derogate from the prohibition set forth in the covenant contained in
Section 10.11; and

             (e) any other sale or disposition of assets in any Fiscal Year having a fair market value not to exceed an aggregate amount equal to $20,000,000.


             SECTION 10.6. Transactions with Affiliates. Except as otherwise permitted hereunder, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or
(b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

             SECTION 10.7. Limitation on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock or purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or make any distribution of cash, property or assets among the holders of shares of its capital stock; provided that (a) the Borrower may pay dividends solely in shares of its own capital stock, (b) any Subsidiary may pay cash dividends to the Borrower or any Material Subsidiary and (c) so long as no Default or Event of Default has occurred and is continuing or shall occur after giving effect thereto, the Borrower may pay cash dividends to the holders of shares of its capital stock and may purchase shares of its capital stock.

             SECTION 10.8. Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

             SECTION 10.9. Amendments; Payments and Prepayments of Senior Notes or Subordinated Debt. (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Debt subordinated to the Obligations, except for amendments and modifications with respect to such Debt that do not (i) increase the principal amount of such Debt, (ii) shorten the maturity (or weighted average life to maturity) of such Debt, (iii) increase the interest rate or premium applicable to such Debt, (iv) provide additional collateral security for such Debt, (v) cause any covenants or undertakings of the Borrower or its Subsidiaries or defaults or events of default in respect of such Debt to be more restrictive than prior to such amendment or modification or (vi) result in any changes to any of the subordination provisions applicable to such Debt; provided, that the Borrower shall deliver to the Administrative Agent copies of each amendment or modification not restricted hereby promptly after execution thereof; or (b) cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any subordinated Debt (including without limitation by way of depositing with any trustee with respect thereto money or securities before any such subordinated Debt is due for the purpose of paying when due).

             SECTION 10.10. Restrictive Agreements. Enter into any agreement after the Closing Date evidencing Debt in an aggregate principal amount in excess of $5,000,000 which contains any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

             SECTION 10.11. Margin Stock. Purchase or carry any margin stock which, when added to any margin stock already held, would result in the Borrower or any of its Subsidiaries holding margin stock representing in excess of 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.


                                   ARTICLE XI

                             DEFAULTS AND REMEDIES

             SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

             (a) Default in Payment of Principal of Loans or Reimbursement Obligation. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

             (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for a period of five (5) Business Days.

             (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

             (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement (i) contained in Section 7.1 or 7.2, in each case at such time as the Borrower is not required to file periodic reports under the Exchange Act, and such default shall continue unremedied for a period of ten (10) Business Days or (ii) contained in (A) Section 7.1 or 7.2 (other than as described in clause (i) above) and (B) Section 7.4(d), 8.9 or Articles IX or X of this Agreement.

             (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any terms, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent which notice the Administrative Agent shall give upon the request of any Lender.

             (f) Debt Cross-Default. (a) An Event of Default shall occur under the Senior Note Agreement or (ii) the Borrower or any of its Subsidiaries shall (A) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $10,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created or (B) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which is in excess of $10,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (with any applicable grace period having expired).

             (g) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than thirty percent (30%) of the capital stock and thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower ("Change in Control").

             (h) Voluntary Bankruptcy Proceeding. The Borrower, any Material Subsidiary or any two or more Subsidiaries that are not Material Subsidiaries which, when taken together, would constitute a Material Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

             (i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any Material Subsidiary or any two or more Subsidiaries that are not Material Subsidiaries which, when taken together, would constitute a Material Subsidiary in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Material Subsidiary thereof or any two or more Subsidiaries that are not Material Subsidiaries which, when taken together, would constitute a Material Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, or order for relief under such federal bankruptcy laws) shall be entered.

             (j) Judgment. A judgment or order for the payment of money which exceeds $10,000,000 in amount shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

             (k) Attachment. A warrant or writ of attachment or execution of similar process shall be issued against any property of the Borrower or any of its Subsidiaries which exceeds $10,000,000 in value and such warrant or process shall continue undischarged or unstayed for a period of thirty (30) days.

             (l) Subsidiary Guaranties. Any of the Subsidiary Guaranties required pursuant to Sections 2.10 and 8.11 shall cease to be valid, binding and in full force and effect or any Guarantor shall so state in writing.

             (m) ERISA Liability. The Company or any Subsidiary shall, in its capacity as an employer under a Multiemployer Plan, make a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000.

             SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

             (a) Acceleration; Termination of Credit Facility. Declare the entire principal of and interest on the Loans, the Notes and the Reimbursement Obligation at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility, all outstanding Commitments and any right of the Borrower to request borrowings or Letters of Credit hereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(h) or (i), the Credit Facility, all outstanding Commitments and any right of the Borrower to request borrowings or Letters of Credit hereunder shall be automatically terminated and all Obligations shall automatically become due and payable.

             (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower or its designee.

             (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all the Borrower's Obligations.

             SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

             SECTION 11.4. Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, then during the continuance of any such Event of Default all payments received by the Administrative Agent or any Lender upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all facility and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), then to the principal amount outstanding under the Revolving Credit Notes, then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, then to accrued and unpaid interest on the Competitive Bid Notes and then to the principal amount outstanding under the Competitive Bid Notes, in that order.

             SECTION 11.5. Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.9 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the

Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

             SECTION 11.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect of its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion (taking into account any Absolute Rate Loans of such Lender) then any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.


                                  ARTICLE XII

                   THE ADMINISTRATIVE AGENT AND OTHER AGENTS

             SECTION 12.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints BTCo as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes BTCo as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto, including executing the Intercreditor Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

             SECTION 12.2. Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

             SECTION 12.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Syndication Agent, the Documentation Agent, the Managing Agent and the Co-Agents, in their capacities as such, have no duties or obligations under this Agreement.

             SECTION 12.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.9 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

             SECTION 12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

             SECTION 12.6. Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other

Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

             SECTION 12.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing arise primarily out of the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

             SECTION 12.8. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

             SECTION 12.9. Resignation of the Administrative Agent; Successor Administrative Agent. Subject to and effective upon the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall be a commercial bank or trust company having a minimum capital and surplus of at least $100,000,000; provided, that, so long as no Event of Default has occurred and is continuing, the Borrower shall have the right to consent to the appointment of any such successor Administrative Agent, such consent not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and, if required, consented to by the Borrower) and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, and (so long as no Event of Default has occurred and is continuing) with the consent of the Borrower, such consent not to be unreasonably withheld, appoint a successor Administrative Agent, which successor shall be a commercial bank or trust company having a minimum capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section
12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                  ARTICLE XIII

                                 MISCELLANEOUS

             SECTION 13.1.  Notices.

             (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

             (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

             If to the Borrower:               Caraustar Industries, Inc.
                                               3100 Washington Street
                                               P.O. Box 115
                                               Austell, Georgia 30001
                                               Attn:  H. Lee Thrash, III
                                                      Vice President
                                                      Planning/Development and
                                                      Chief Financial Officer
                                               Telephone No.:  (404) 948-3101
                                               Telecopy No.:   (404) 732-3401

                                               With copies to:
                                               Robinson, Bradshaw & Hinson, P.A.
                                               1900 Independence Center
                                               101 North Tryon Street
                                               Charlotte, North Carolina 28246
                                               Attn:  Robert G. Griffin
                                               Telephone No.:  (704) 377-2536
                                               Telecopy No.:   (704) 378-4000

             If to BTCo as            Bankers Trust Company
               Administrative Agent:  130 Liberty Street
                                      New York, New York  10006
                                      Attn:  Commercial Loan Division
                                      Telephone No.:  (212) 250-7343
                                      Telecopy No.:   (212) 250-7351

             If to any Lender:        At the address for notices set
                                      forth opposite such Lender's name on
                                      Schedule 1 hereto

             (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

             SECTION 13.2. Expenses; Indemnity. The Borrower will (a) pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all reasonable out-of-pocket syndication and due diligence expenses,
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel for the Administrative Agent and (iii) the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with one or more Persons, including appraisers, accountants and attorneys, concerning or related to the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons and (b) indemnify and hold the Administrative Agent and each of the Lenders (including in their respective capacity as Agent, Managing Agent or Co-Agent) and their respective parent corporations, Subsidiaries, Affiliates, employees, agents, officers and directors harmless from and against all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable fees and disbursements of counsel) suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto), and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents; provided, that the Borrower shall not be obligated to reimburse any such indemnified Person to the extent that any of the foregoing arise primarily out of the gross negligence or willful misconduct of such Person.

             SECTION 13.3. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.

             SECTION 13.4. Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts of competent jurisdiction of the State of New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.
The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1. Nothing in this Section
13.4 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

             SECTION 13.5. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

             SECTION 13.6. Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

             SECTION 13.7. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

             SECTION 13.8. Accounting Matters. All financial and accounting calculations, measurements and computation made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

             SECTION 13.9.  Successors and Assigns; Participations.

             (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

             (b) Assignment by Lenders. Each Lender may, with the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its Commitment and rights and obligations under this Agreement and the other Loan Documents, provided that:

                     (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's Commitment and such rights and obligations and no such assignment of Absolute Rate Loans or Swingline Loans shall be permitted;

                     (ii) if less than all of the assigning Lender's Commitment is to be assigned to an Eligible Assignee who is not a Lender, the Commitment so assigned shall not be less than $5,000,000;

                     (iii) the parties to each such assignment shall execute and deliver to (x) the Borrower and (y) the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Note subject to such assignment;

                     (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans or the Notes under the blue sky laws of any state;

                     (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution of such Lender of the Assignment and Acceptance;

                     (vi) no consent of the Borrower or the Administrative Agent shall be required in connection with any assignment by a Lender to an Affiliate thereof; and

                     (vii) no consent of the Borrower shall be required at any time that there is a Default or Event of Default under Section 11.1(h) or 11.1(i).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (or such earlier date as agreed upon by the assigning Lender, the assignee and the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

             (c) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

             (d) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Revolving Credit Note subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                     (i)      accept such Assignment and Acceptance;

                    (ii) record the information contained therein in the Register; and

                   (iii) give prompt notice thereof to the Lenders and the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, (A) a Competitive Bid Note payable to the order of such Eligible Assignee in an amount equal to the Aggregate Commitment and (B) a new Revolving Credit Note in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Note delivered to the assigning Lender. Each surrendered Revolving Credit Note shall be canceled and returned to the Borrower.

             (e) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its Commitment or its Loans and Letters of Credit; provided that:

                     (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                     (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                     (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                     (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                     (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would extend the term of such Lender's Commitment or the expiry date of any Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date or Extended Maturity Date) in which such participant is participating, or extend the time of payment of interest or fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof or the interest rate thereon or the amount of any fees to which such Lender is entitled, or increase the amount of such participant's participation over the amount then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in terms of such participation and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof).

                     (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans or the Notes under the blue sky laws of any state.

             (f) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall use commercially reasonable procedures in holding confidential all non-public information obtained pursuant to the Loan Documents and marked in writing as such except that the Agent and the Lenders may share such non-public information with their respective Affiliates provided that such Affiliates agree in writing to use commercially reasonable procedures to hold any such non-public information confidential.
Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower or any Material Subsidiary furnished to such Lender by or on behalf of the Borrower or any Material Subsidiary; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender to the same extent required of the Lenders hereunder.

             (g) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note and its rights hereunder to any Federal Reserve Bank in accordance with Applicable Law.

             SECTION 13.10.  Amendments, Waivers and Consents.

             (a) Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (i) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit except as expressly provided in this Agreement, (ii) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation except as expressly provided in this Agreement, (iii) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (iv) permit any subordination of the principal, interest or any other amounts due on any Loan or Reimbursement Obligation, (v) release all of the Subsidiary Guaranties (other than in connection with a sale of all Subsidiaries providing Subsidiary Guaranties to the extent expressly permitted hereunder) or (vi) amend the provisions of this
Section 13.10 or the definition of Required Lenders, without the prior written consent of each Lender affected thereby. In addition, no amendment, waiver or consent to the provisions of Article XII shall be made without the written consent of the Administrative Agent.

             (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the proviso to Section 13.10(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace such non-consenting Lender or Lenders with one or more Eligible Assignees pursuant to Section 4.10 so long as at the time of such replacement, each such Eligible Assignee consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans, and cash collateralize its applicable percent of the L/C Obligations in accordance with Sections 2.5 and/or 2.7, provided that, unless Commitments and Loans repaid pursuant to the preceding clause (B) are immediately repaid in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of the consenting Lenders (provided that such consenting Lender shall have specifically consented, in its sole discretion, in writing, to each such increase of its Commitment), then in the case of any action pursuant to the preceding clause (B), the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto.


             SECTION 13.11. Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

             SECTION 13.12. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

             SECTION 13.13. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

             SECTION 13.14. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

             SECTION 13.15. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             SECTION 13.16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

             SECTION 13.17. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which the Borrower has paid in full all principal of and interest on the Loans, all L/C Obligations and all other amounts due hereunder and under the other Loan Documents at the time of such payment, and the termination of the Aggregate Commitment. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                                       CARAUSTAR INDUSTRIES, INC.,
                                         as Borrower


                                       By: /s/ H. Lee Thrash, III
                                          -----------------------------
                                          Name: H. Lee Thrash, III
                                               -------------------------
                                          Title: CFO
                                                -------------------------


                                       BANKERS TRUST COMPANY,
                                        as Administrative Agent, a
                                        Lender and Swingline Lender


                                       By: /s/ Mary Jo Jolly
                                          -----------------------------
                                          Name: Mary Jo Jolly
                                               -------------------------
                                          Title: Assistant Vice President
                                                -------------------------


                                       NATIONSBANK, N.A.,
                                        as Syndication Agent and a
                                        Lender


                                       By: /s/
                                          -----------------------------
                                          Name:
                                               -------------------------
                                          Title: Vice President
                                                -------------------------


                                       SUNTRUST BANK, ATLANTA,
                                        as Documentation Agent and a
                                        Lender


                                       By: /s/ Kim Willis & D. H. James
                                          -----------------------------
                                          Name: Kim Willis & D. H. James
                                               -------------------------
                                          Title: Banking Officer & VP
                                                -------------------------


                                       FIRST UNION NATIONAL BANK,
                                        as Managing Agent and a Lender


                                       By: /s/
                                          -----------------------------
                                          Name:
                                               -------------------------
                                          Title: Vice President
                                                -------------------------

                                       THE BANK OF NEW YORK,
                                        as Co-Agent and a Lender


                                       By: /s/ Ann Marie Hughes
                                          -----------------------------
                                          Name: Ann Marie Hughes
                                               -------------------------
                                          Title: Assistant Vice President
                                                -------------------------------


                                       THE BANK OF TOKYO-MITSUBISHI,
                                        LTD., as Co-Agent and a Lender


                                       By: /s/ Gary L. England
                                          -----------------------------
                                          Name: Gary L. England
                                               -------------------------
                                          Title: VP & MANAGER
                                                -------------------------------


                                       CREDIT LYONNAIS ATLANTA AGENCY,
                                        as Co-Agent and a Lender


                                       By: /s/ David M. Cawrse
                                          -----------------------------
                                          Name: David M. Cawrse
                                               -------------------------
                                          Title: First Vice President & Manager
                                                -------------------------------


                                       THE BANK OF NOVA SCOTIA,
                                        as Co-Agent and a Lender


                                       By: /s/ William F. Zarrett
                                          -----------------------------
                                          Name: William F. Zarrett
                                               -------------------------
                                          Title: Senior Relationship Manager
                                                -------------------------------


                                       WACHOVIA BANK,
                                        as Co-Agent and a Lender


                                       By: /s/ Tammie S. Fabbrini
                                          -----------------------------
                                          Name: Tammie S. Fabbrini
                                               -------------------------
                                          Title: VP
                                                -------------------------------

                       CHRISTIANA BANK,
                        as a Lender


                       By: /s/ Carl Peter Svendsen / Peter M. Dodge
                          -------------------------------------------
                          Name: Carl Peter Svendsen / Peter M. Dodge
                               ---------------------------------------
                          Title: First Vice President / First Vice President
                                --------------------------------------------


                       MELLON BANK, N.A.,
                        as a Lender


                       By: /s/ Clifford A. Mull
                          -------------------------------------------
                          Name: Clifford A. Mull
                               ---------------------------------------
                          Title: Assistant Vice President
                                --------------------------------------------


                       THE FUJI BANK, LIMITED,
                        as a Lender


                       By: /s/ Toshihiro Mitsui
                          -------------------------------------------
                          Name: Toshihiro Mitsui
                               ---------------------------------------
                          Title: Senior Vice President & Manager
                                --------------------------------------------



                       THE INDUSTRIAL BANK OF JAPAN,
                        LIMITED, ATLANTA AGENCY,
                        as a Lender


                       By: /s/ Kazuo Iida
                          -------------------------------------------
                          Name: Kazuo Iida
                               ---------------------------------------
                          Title: General Manager
                                --------------------------------------------



                       THE SAKURA BANK LIMITED,
                        as a Lender


                       By: /s/ Masayuki Kobayashi
                          -------------------------------------------
                          Name: Masayuki Kobayashi
                               ---------------------------------------
                          Title: General Manager
                                --------------------------------------------


                       THE SANWA BANK LIMITED,
                        as a Lender




                       By: /s/ Dennis Losin
                          -------------------------------------------
                          Name: Dennis Losin
                               ---------------------------------------
                          Title: Vice President
                                --------------------------------------------

                                       TORONTO DOMINION (TEXAS), INC.,
                                        as a Lender


                                       By: /s/ Neva Nesbitt
                                          ---------------------------
                                          Name: Neva Nesbitt
                                               ----------------------
                                          Title: Vice President
                                                ---------------------

                                  EXHIBIT A-1
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                             REVOLVING CREDIT NOTE


$________
                                                                   July 23, 1997


         FOR VALUE RECEIVED, the undersigned, CARAUSTAR INDUSTRIES, INC., a corporation organized under the laws of North Carolina (the "Borrower"), hereby promises to pay to the order of ________________________ (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to ____________________ Dollars ($________), or, if less, the aggregate principal amount of all Revolving Credit Loans disbursed by and not previously repaid to the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Credit Agreement.

         This Revolving Credit Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the lenders (including the
Bank) party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Revolving Credit Note, the determination of the interest rate borne by and fees payable in respect of this Revolving Credit Note, acceleration of the payment of this Revolving Credit Note upon the happening of certain stated events and the mandatory repayment of this Revolving Credit Note under certain circumstances.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Revolving Credit Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS REVOLVING CREDIT NOTE IS MADE AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         The Debt evidenced by this Revolving Credit Note is senior in right of payment to all subordinated debt.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by a duly authorized officer as of the day and year first above written.

                                            CARAUSTAR INDUSTRIES, INC.


                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________

                                  EXHIBIT A-2
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                              COMPETITIVE BID NOTE


$400,000,000                                                    July 23, 1997


         FOR VALUE RECEIVED, the undersigned, CARAUSTAR INDUSTRIES, INC., a corporation organized under the laws of North Carolina (the "Borrower"), hereby promises to pay to the order of ________________________ (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to Four Hundred Million Dollars ($400,000,000), or, if less, the aggregate principal amount of all Absolute Rate Loans disbursed by and not previously repaid to the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Credit Agreement.

         This Competitive Bid Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the lenders (including the
Bank) party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Competitive Bid Note, the determination of the interest rate borne by and fees payable in respect of this Competitive Bid Note, acceleration of the payment of this Competitive Bid Note upon the happening of certain stated events and the mandatory repayment of this Competitive Bid Note under certain circumstances.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Competitive Bid Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS COMPETITIVE BID NOTE IS MADE AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         The Debt evidenced by this Competitive Bid Note is senior in right of payment to all subordinated debt.

         IN WITNESS WHEREOF, the Borrower has caused this Competitive Bid Note to be executed by a duly authorized officer as of the day and year first above written.

                                            CARAUSTAR INDUSTRIES, INC.



                                            By:___________________________
                                               Name:______________________
                                               Title:_____________________

                                  EXHIBIT A-3
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                                 SWINGLINE NOTE


$10,000,000                                                     July 23, 1997


         FOR VALUE RECEIVED, the undersigned, CARAUSTAR INDUSTRIES, INC., a corporation organized under the laws of North Carolina (the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to Ten Million Dollars ($10,000,000), or, if less, the aggregate principal amount of all Revolving Credit Loans disbursed by and not previously repaid to the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Credit Agreement.

         This Swingline Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the lenders (including the
Bank) party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, Nationsbank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Revolving Credit Note, the determination of the interest rate borne by and fees payable in respect of this Revolving Credit Note, acceleration of the payment of this Revolving Credit Note upon the happening of certain stated events and the mandatory repayment of this Revolving Credit Note under certain circumstances.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Revolving Credit Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS SWINGLINE NOTE IS MADE AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         The Debt evidenced by this Revolving Credit Note is senior in right of payment to all subordinated debt.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed by a duly authorized officer as of the day and year first above written.

                                               CARAUSTAR INDUSTRIES, INC.



                                               By:___________________________
                                                  Name:______________________
                                                  Title:_____________________

                                   EXHIBIT B
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                              NOTICE OF BORROWING

Bankers Trust Company
130 Liberty Street
New York, New York  10006
Attention:  Commercial Loan Division

Ladies and Gentlemen:

         This irrevocable Notice of Borrowing is delivered to you under Section 2.3(a) of the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Caraustar Industries, Inc. ("the Borrower"), the lenders party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         1. The Borrower hereby requests that the Lenders make a Loan in the aggregate principal amount of $________ (the "Loan").1/

         2. The Borrower hereby requests that the Loan be made on the following Business Day: ____________________. 2/
____________________

1/ Complete with an amount equal to at least $1,000,000 and any integral multiple of $500,000 in excess thereof for Base Rate Loans or an amount equal to at least $5,000,000 and any integral multiple of $1,000,000 in excess thereof for Eurodollar Loans.

2/ Complete with a date at least one Business Day after the date of this notice for a Base Rate Loan, and at least three Business Days after the date of this notice for a Eurodollar Loan.

         3.      This Loan shall be a [Revolving Credit] [Swingline] Loan.3/

         4. The Borrower hereby requests that a Revolving Credit Loan bear interest at the Adjusted Eurodollar Rate plus the Eurodollar Margin or the Base Rate, as set forth below:4/ (Check one)


                                                                                                        Termination
                                                                                                        Date for
                                                                             Interest                   Interest
                     Principal                                               Period                     Period
                     Component of                                            (Eurodollar                (Eurodollar
                     Loan                        Interest Rate               Loan only)                 Loan only)
                     ------------                -------------               ---------------            -----------




         5. The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) and all L/C Obligations does not exceed the Aggregate Commitment.

         6. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied through and including the date of the making of such Loan.

         7. No Default or Event of Default exists, and none will exist upon the making of the Loan requested herein.

         8. The representations and warranties of the Borrower under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to the Loan requested herein (except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties are true and correct in all material respects as of such specified date).





____________________

3/   Indicate type of loan.

4/ Complete as applicable for any Revolving Credit Loan in compliance with Section 4.1(b) of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Notice of Borrowing this ____ day of ________, ____.

                                        CARAUSTAR INDUSTRIES, INC.



                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________

                                  EXHIBIT C-1
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                        FORM OF COMPETITIVE BID REQUEST

[                           ]
[                           ]
[                           ]
[                           ]
Attention:  [               ]

                                                                          [Date]

Ladies and Gentlemen:

         The undersigned, Caraustar Industries, Inc. (the "Borrower") refers to the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         1. The Borrower hereby gives you notice pursuant to Section 2.4(a) of the Credit Agreement that it requests an Absolute Rate Loan under the Credit Agreement, and in connection therewith sets forth below the terms on which such Absolute Rate Loan is requested to be made:

                 (a)      Date of Absolute Rate Loan                ________1/





____________________

1/ Complete with Business Day at least two Business Days after the date of this request.

                 (b)      Principal amount of
                          Absolute Rate Loan                          ________2/

                 (c)      Interest Period and the last
                          day thereof                                 ________3/

         2. Upon acceptance of any or all of the Absolute Rate Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that all conditions to lending specified in Section 5.3 of the Credit Agreement have been satisfied.

         3. Your Competitive Bid must comply with Section 2.4 of the Credit Agreement and the terms set forth above on which such absolute Rate Loan is requested to be made.

                                               Very truly yours,

                                               CARAUSTAR INDUSTRIES, INC.



                                               By:___________________________
                                                  Name:______________________
                                                  Title:_____________________





____________________

2/ Complete with an amount not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Aggregate Commitment then available.

3/   Complete in compliance with Section 4.1(b) of the Credit Agreement.

                                  EXHIBIT C-2
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                            FORM OF COMPETITIVE BID

[                           ]
[                           ]
[                           ]
[                           ]
Attention:  [               ]

                                                                          [Date]

Ladies and Gentlemen:

         The undersigned, [Name of Lender] refers to the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Caraustar Industries, Inc. (the "Borrower"), the Lenders party thereto, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. All undefined capitalized terms used herein have the meanings assigned thereto in the Credit Agreement.

         1.      The undersigned hereby makes a Competitive Bid pursuant to
Section 2.4(b) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ________, ____, and in connection therewith sets forth below the terms on which such Competitive Bid is made:

         (a)     Principal Amount1/                      ____________________





____________________

1/ Complete with an amount not less than $5,000,000 and in integral multiples of $1,000,000 and not greater than the requested Absolute Rate Loan.

         (b)     Absolute Rate
                                                       ____________________

         (c)     Interest Period and last
                 day thereof2/
                                                       ____________________

         2. The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.4(d) of the Credit Agreement.


                                              Very truly yours,

                                              [NAME OF LENDER]


                                              By:___________________________
                                                 Name:______________________
                                                 Title:_____________________





____________________

2/   Complete in compliance with Section 4.1(b) of the Credit
     Agreement.

                                  EXHIBIT C-3
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                                                                          [Date]
[                           ]
[                           ]
[                           ]
[                           ]
Attention:  [               ]


Ladies and Gentlemen:

         The undersigned, Caraustar Industries, Inc. (the "Borrower"), refers to the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto.

         1. In accordance with Section 2.4(b) of the Credit Agreement, we have received bids or a summary of bids in connection with our Competitive Bid Request dated ________________, _______, and in accordance with Section 2.4(c) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:



    Principal Amount                 Absolute Rate                    Lender
             $
             $

         2.      We hereby reject the following bids:

      Principal Amount                 Absolute Rate                    Lender
             $
             $



                                              Very truly yours,

                                              CARAUSTAR INDUSTRIES, INC.


                                              By:___________________________
                                                 Name:______________________
                                                 Title:_____________________

                                   EXHIBIT D
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                       NOTICE OF CONVERSION/CONTINUATION


Bankers Trust Company
130 Liberty Street
New York, New York  10006
Attention:  Commercial Loan Division


Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Caraustar Industries, Inc. (the "Borrower"), the lenders party thereto (the "Lenders"), Bankers Trust Company as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto.

         1. This Notice of Conversion/Continuation is submitted with respect to a Revolving Credit Loan for the purpose of: (Complete applicable information.)

         (a) [Converting] [continuing] a ______________ Loan [into] [as] a ________________ Loan.1/

         (b) The aggregate outstanding principal balance of such Loan is $___________.2/





____________________

1/ Delete the bracketed language and insert "Base Rate" or "Eurodollar Rate", as applicable, in each blank in compliance with Section 4.2 of the Credit Agreement.

2/   Insert aggregate outstanding principal balance of loan being converted.

         (c) The last day of the current Interest Period for such Loan is ______________.3/

         (d) The principal amount of such Loan to be [converted] [continued] is $_____________.4/

         (e)     The requested effective date of the [conversion]
                 [continuation] of such Loan is _________________.5/

         (f) The requested Interest Period applicable to the [converted] [continued] Loan is ________________.6/

         2. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Revolving Credit Loan requested herein.

         3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Notice of Conversion/Continuation this ___ day of ___________, ______.


                                              CARAUSTAR INDUSTRIES, INC.


                                              By:___________________________
                                                 Name:______________________
                                                 Title:_____________________





____________________

3/ Insert applicable date for any Eurodollar Loan being converted or continued.

4/ Complete with an amount in compliance with Section 4.2 of the Credit Agreement.

5/ Complete with a date in compliance with Section 4.2 of the Credit Agreement.

6/ For any Eurodollar Loan, complete with an Interest Period in compliance with Section 4.1(b) of the Credit Agreement.

                                   EXHIBIT E
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                             Form of Opinion Letter

                                                   July 23, 1997


Bankers Trust Company,
  as Administrative Agent
130 Liberty Street
New York, New York  10006

and the Lenders under the Credit
Agreement hereinafter described

         We have acted as counsel to Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), in connection with the Credit Agreement dated as of the date hereof (the "Credit Agreement") among the Borrower, the financial institutions as are or may become parties thereto (collectively, the "Lenders"), Bankers Trust Company, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), NationsBank N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement. This opinion is delivered to you pursuant to
Section 5.2(b)(iv) of the Credit Agreement.

         As such counsel, we have examined and relied upon originals or copies of the Credit Agreement and the Notes (collectively, the "Loan Documents"). We have also examined and relied upon originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials of pertinent states, certificates of corporate officers of the Borrower (copies of which have been provided to you) and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates. In rendering the opinions hereinafter set forth as to factual matters, we have also relied upon, and assumed the accuracy of, the representations and warranties of the Borrower made in the Loan Documents.

         We have assumed the legal capacity of natural persons, the genuineness of all signatures (other than those on behalf of the Borrower), the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the original of such copies. We have further assumed that each Loan Document has been duly authorized, executed and delivered by, and is the legal, valid and binding obligations of, each party thereto other than the Borrower.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina,
(b) has the corporate power to own and hold under lease its property, to conduct its business as currently conducted by it and to enter into and to perform its obligations under the Loan Documents, and (c) to the best of our knowledge, has been duly qualified and is authorized to do business as a foreign corporation in every jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

         2. The execution and delivery of the Loan Documents by the Borrower and the performance of its obligations thereunder, have been duly authorized by all necessary corporate action of the Borrower.

         3. The execution and delivery of the Loan Documents by the Borrower and the performance of its obligations thereunder (a) do not result in a violation of, or constitute a default under, (i) any provision of the articles of incorporation or bylaws of the Borrower, as amended and in effect on the date hereof; (ii) any indenture or other material agreement or instrument to which the Borrower is a party and that has been identified to us by the Borrower on the certificate attached hereto as Annex A; (iii) any provision of any North Carolina or federal law or regulation applicable to the Borrower; or (iv) to our knowledge without any independent investigation except for a review of our litigation docket, any decree or order of any court of the State of North Carolina or the United States binding upon the Borrower; and (b) do not result in or require the creation or imposition of any Lien on any of the properties of the Borrower under any of the agreements identified in Annex A, except as contemplated by the Loan Documents.

         4. No consent, approval or authorization of any governmental authority or regulatory body is required in connection with the execution, delivery or performance of the Loan Documents by the Borrower.

         5. The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms.

         6. To our knowledge without any independent investigation, except for a review of our litigation docket, there is no pending or threatened litigation, arbitration or governmental investigation, proceeding or inquiry involving the Borrower or any Material Subsidiary or to which any of the properties, assets or revenues of the Borrower or any Material Subsidiary is subject that, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

         7. Neither the Borrower nor any Material Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8. The credit extended under the Credit Agreement as in effect on the date hereof will not be directly or indirectly secured by margin stock within the meaning of Regulation U of the Federal Reserve Board.

         The foregoing opinions are subject to the following assumptions, limitations and qualifications:

         (a) Our opinion in paragraph 1 regarding the continuing valid existence of the Borrower and its good standing in North Carolina is based solely on an examination of a Certificate of Existence issued by the North Carolina Secretary of State and a letter issued by the North Carolina Department of Revenue, copies of which have been delivered to you and your counsel.

         (b) We express no opinion as to the enforceability of any provisions contained in the Loan Documents that (i) purport to make void any act done in contravention thereof, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers or amendments to be made only in writing or (v) purport to effect waivers of constitutional or statutory rights or the effect of applicable laws.

         (c) Enforcement of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar state or federal debtor relief laws from time to time to time in effect and which affect the enforcement of creditors' rights in general.

         (d) Enforcement of the Loan Documents is subject to general principles of equity that may deny rights of specific performance and enforcement of other rights and waivers, and may be applied by a court of proper jurisdiction, regardless of whether such enforceability is considered in a proceeding in equity or at law; provided that the qualification in this clause (d) does not render the Loan Documents invalid as a whole or make the remedies afforded by the Loan Documents inadequate for the practical realization of the benefits provided to you thereby.

         (e) We express no opinion as to the effectiveness of any of the provisions of the Loan Documents whereby any legal or equitable rights are purportedly waived.

         (f) We express no opinion as to any provision of the Loan Documents purporting to relieve any party of the exercise of reasonable diligence.

         (g) Section 6-21.2 of the General Statutes of North Carolina sets forth the procedures and limitations applicable to the collection of attorneys' fees and our opinion is conditioned upon the application of and compliance with those provisions.

         (h) We express no opinion on the enforceability of any provision in any of the Loan Documents that purports to provide for the waiver of the right to a jury trial. In this regard, we call your attention to Section 22B-10 of the North Carolina General Statutes, which provides that any provision in a contract requiring a party to waive its right to a jury trial is unconscionable as a matter of law and unenforceable.

         (i) We have assumed that, when exercising rights and remedies under any Loan Document, the Administrative Agent and the Lenders will act in good faith.

         (j) We express no opinion as to the enforceability of any provisions in the Loan Documents relating to (i) set off, (ii) self help or
(iii) evidentiary standards or other standards by which the Loan Documents are to be construed.

         (k) We express no opinion as to the enforceability of any provisions of the Loan Documents whereby the Borrower appoints another party as an agent or attorney-in-fact.

         (l) We express no opinion with regard to any provisions of the Loan Documents whereby a party purports to indemnify another party against its own negligence or misconduct.

         (m) Although the defense of usury under North Carolina law is not available to a corporate borrower (N.C.G.S. Section 24-9), the North Carolina courts have not ruled (i) whether the restrictions on late payment charges set forth in N.C.G.S. Section 24-10.1 are contained within the scope of the usury exemption in N.C.G.S. Section 24-9 or whether such restrictions apply for the benefit of corporate borrowers, or (ii) whether default interest provisions of the type set forth in the Credit Agreement constitute late payment charges within the scope of N.C.G.S. Section 24-10.1 (or whether, if default interest does not constitute a late payment charge, the provisions of N.C.G.S. Section 24-10.1 nevertheless preempt default interest or any other type of charge for delinquent payments not specifically permitted under N.C.G.S. Section
24-10.1). In addition, the North Carolina courts tend to disfavor penalties as a matter of public policy, and it is not clear whether interest at the default rate may be held to be an unenforceable penalty to the extent such rate exceeds the rate otherwise applicable prior to a default under the Credit Agreement. Accordingly, we express no opinion on the enforceability of the default interest provisions of the Credit Agreement.

         (n) The availability or enforceability of particular remedies, the enforceability of particular provisions of the Loan Documents or waivers in the Loan Documents may be limited by equitable principles or applicable laws, rules, regulations, court decisions and constitutional requirements in and of the State of North Carolina or the United States; provided that the qualification expressed in this clause does not render the Loan Documents invalid as a whole or make the remedies afforded by the Loan Documents inadequate for the practical realization of the benefits provided to you by the Loan Documents.

         This opinion is limited to the federal laws of the United States and the laws of the State of North Carolina and we express no opinion as to the laws of any other state or jurisdiction. We note that the Loan Documents provide by their terms that they are to be governed by the laws of the State of New York and for purposes of this opinion we have assumed with your permission and without investigation that the laws of the State of New York are identical to the laws of the State of North Carolina in all respects pertinent to this opinion.

         Whenever any statement of our opinion set forth herein is qualified by the phrase "to our knowledge" or similar words, such phrase indicates that during the course of our representation as counsel to the Borrower, no information has come to our attention that would give us actual knowledge that circumstances exist that would make such opinion inaccurate. Except to the extent expressly stated herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of any facts, and no inference as to our knowledge of the existence of facts should be drawn from the fact of our representation of the Borrower.

         This opinion speaks only as of the date hereof, and we have no obligation to advise you or any other person of any changes in law or fact that may occur after the date hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

         This opinion is furnished at the request and direction of our client and solely in connection with the transactions contemplated by the Loan Documents for the benefit of the addressees (including any Persons who may subsequently become Lenders or participants pursuant to Section 13.9 of the Credit Agreement or a successor to the Administrative Agent pursuant to Section
12.9 of the Credit Agreement) and may not be used or relied upon by any other person or entity or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        Robert G. Griffin

                                   EXHIBIT F
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto

                        OFFICER'S COMPLIANCE CERTIFICATE


         The undersigned, on behalf of Caraustar Industries, Inc., a corporation organized under the laws of North Carolina (the "Borrower"), hereby certifies to Bankers Trust Company, as Administrative Agent ("BTCo"), as follows:

         1. This Certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, the lenders party thereto (the "Lenders"), BTCo, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of ________________ and for the _________________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

         3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto]].

         4. The Eurodollar Margin, and Facility Fee Rate and calculations determining each such figure are set forth on the attached Schedule 1 and the Borrower and its Subsidiaries are in compliance with the covenants contained in
Article IX of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in Articles IX and X of the Credit Agreement.

         WITNESS the following signatures as of the ___ day of ___________,
____.


                                              CARAUSTAR INDUSTRIES, INC.

                                              By:
                                                 ----------------------------
                                                 Name:
                                                      -----------------------
                                                 Title:
                                                       ----------------------

                                   EXHIBIT G
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                           ASSIGNMENT AND ACCEPTANCE

                                    Dated _____________________

         Reference is made to the Agreement described in Item 2 of Annex I annexed hereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

         ________________________________ (the "Assignor") and
________________________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I of all outstanding rights and obligations under the Credit Agreement relating to the facility listed in Item 4 of Annex I, including without limitation, such interest in the Assignor's Commitment and the Loans owing to the Assignor relating to such facility.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the

Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the Credit Agreement or any other Loan Document.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee;
(iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]1/

                 4. Following the execution of this Assignment and Acceptance by the Assignor and Assignee, it will be delivered to the Administrative Agent for recording by the Administrative Agent, together with the fee specified in Section 13.9(b)(v) of the Credit Agreement. The effective date of this Assignment shall be the date of the execution hereof by the Assignor and the Assignee and the receipt of any consent of the Company and the Administrative Agent, unless otherwise specified in Item 6 hereto (the "Settlement Date").

                 5. Upon such acceptance and recording by the Administrative Agent as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the





__________________________________

1/       If the Assignee is organized under the laws of a jurisdiction outside the United States.

extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and other amounts) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor the principal amount of any outstanding Loans under the Credit Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date or with respect to the making of this assignment directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the first date above written, such execution being made on Annex I hereto.


                  (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

                                    ANNEX I
                               SCHEDULE OF TERMS


1.       Borrower:  CARAUSTAR INDUSTRIES, INC.

2. Name and Date of Credit Agreement: Credit Agreement dated as of July 23, 1997 by and among CARAUSTAR INDUSTRIES, INC., the Lenders party thereto, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto (as such Credit Agreement may be from time to time amended, supplemented or otherwise modified).

3.       Date of Assignment Agreement:

4.       Amounts (as of Date of Item #3 above):

         a.      Total Revolving Credit Commitments
         b.      Assigned Share
         c.      Amount of Assigned Share

5.       Settlement Date:*/

6.       Payment Instructions:

         ASSIGNEE:                                 ASSIGNOR:


         ----------------------------              ----------------------------

         ----------------------------              ----------------------------

         ----------------------------              ----------------------------

         ----------------------------              ----------------------------


7.       Notice Instructions:


         ASSIGNEE:                          ASSIGNOR:


         ---------------------------              -----------------------------

         ---------------------------              -----------------------------

         ---------------------------              -----------------------------

         ---------------------------              -----------------------------





__________________________________

*/       Should be no earlier than the date of acceptance by the Administrative
Agent.

8.   Agreed & Accepted:


     Name of Assignor                      Name of Assignee

     By                                    By
       ---------------------------------     --------------------------------------

     Title                                 Title
          ------------------------------        -----------------------------------


     Accepted in accordance with Section   Consented to in accordance with Section
     13.9 (b) of the Credit Agreement      13.9(b) of the Credit Agreement

     BANKERS TRUST COMPANY                 CARAUSTAR INDUSTRIES, INC.


     By                                    By
       ---------------------------------     --------------------------------------

     Title                                 Title
          ------------------------------        -----------------------------------


                                   EXHIBIT H
                                       to
                                Credit Agreement
                           dated as of July 23, 1997
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto



                    FORM OF UNCONDITIONAL GUARANTY AGREEMENT


         THIS UNCONDITIONAL GUARANTY AGREEMENT (this "Guaranty"), dated as of ____________, ____, made by _____________, a ____________ corporation (the
"Guarantor"), in favor of BANKERS TRUST COMPANY, a New York banking corporation ("BTCo"), as Administrative Agent for the ratable benefit of the Administrative Agent and Lenders under the Credit Agreement dated as of July 23, 1997 between Caraustar Industries, Inc., a North Carolina corporation, as Borrower, such Lenders, BTCo, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement").


                              STATEMENT OF PURPOSE

         Pursuant to the terms of the Credit agreement, the Lenders have agreed to extend certain credit facilities to the Borrower in the aggregate principal amount of up to the Aggregate Commitment. The Borrower, the Guarantor and each other Material Subsidiary comprise one integrated financial enterprise, and all Loans to and Letters of Credit for the benefit of the Borrower will inure directly or indirectly, to the benefit of the Guarantor.

         Pursuant to the Credit Agreement, the Lenders have requested, and the Guarantor has agreed to execute and deliver, this Guaranty.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Lenders to continue to make available Loans and Letters of

Credit pursuant to the Credit Agreement, it is agreed as follows:

         SECTION 1. Definitions. Capitalized terms used herein (including the preamble hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in the Credit Agreement to a "Subsidiary Guaranty" or herein to this "Guaranty" shall include and mean this Guaranty, including all amendments, amendments and restatements, supplements and other modifications hereto now or hereafter in effect.

         SECTION 2. Guaranty of Obligations of Borrower. The Guarantor hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Administrative Agent or any Lender or acquired by the Administrative Agent or any Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower to the Administrative Agent or any Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations"); provided, that notwithstanding anything to the contrary contained herein, it is the intention of the Guarantor and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Guarantor or its assets, the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Section 547, Section 548, Section 550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to the Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantor's obligations with respect to the Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of the Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against the Guarantor. The foregoing proviso is intended solely to preserve the rights of the Administrative Agent hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantor, the Borrower, any other guarantor under the Credit Agreement nor any other Person shall have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

         SECTION 3. Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                 (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which any Subsidiary thereof is or may become a party;

                 (b) the absence of any action to enforce this Guaranty, the Credit Agreement or any other Loan Document or the waiver or consent by the

         Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the Credit Agreement or any other Loan Document;

                 (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

                 (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that, subject to the proviso in Section 2 hereof, its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. To the extent permitted by law, the Guarantor expressly waives all rights it may now or in the future have under any statute [(including without limitation North Carolina General Statutes Sections 26-7, et seq. or similar law)], or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations before proceedings against, or as a condition to proceeding against, the Guarantor. To the extent permitted by law, the Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the guaranteed Obligations against the Borrower,the Guarantor, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations.
The Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to make further advances under the Credit Agreement.

        SECTION 4. Demand by the Administrative Agent. In addition to the terms set forth in Section 3, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Administrative Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available Dollars to an account designated by the Administrative Agent or at the address referenced herein for the giving of notice to the Administrative Agent or at any other address that may be specified in writing from time to time by the Administrative Agent.

         SECTION 5.       Waivers.  In addition to the waivers contained in
Section 3, the Guarantor, to the extent permitted by law, waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

         SECTION 6. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Administrative Agent and the Lenders, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent or any Lender to any Person or Persons, any reference to an "Administrative Agent", or "Lender" herein shall be deemed to refer equally to such Person or Persons.

         SECTION 7. Modification of Loan Documents etc. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

                 (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

                 (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                 (c) amend or modify, in any manner whatsoever, the Loan Documents;

                 (d) extend or waive the time for performance by the Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                 (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of the Guarantor, any other guarantor or the Borrower to the Administrative Agent or the Lenders;

                 (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other guarantor or the Borrower to the Administrative Agent or any Lender;

                 (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Administrative Agent or any Lender; or

                 (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor, any other guarantor or the Borrower to the Administrative Agent or any Lender in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion;

then neither the Administrative Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

        SECTION 8. Reinstatement. The Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been cancelled or surrendered (and if any Lien or collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien securing such obligation).

        SECTION 9. Representations and Warranties. To induce the Lenders to make any Loans or issue or participate in any Letters of Credit, the Guarantor hereby represents and warrants that:

                 (a) the Guarantor has the corporate right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of, this Guaranty;

                 (b) this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                 (c) the execution, delivery and performance of this Guaranty will not violate any provision of any Applicable law or material contractual obligation of the Guarantor and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of the Guarantor;

                 (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

                 (e) no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of the Guarantor, threatened by or against the guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby;

                 (f) the Guarantor has such title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and marketable title to all of its personal property sufficient to carry on its business free of any and all Liens of any type whatsoever, except those permitted by Section 10.2 of the Credit Agreement; and

                 (g) as of the Closing Date, the Guarantor (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies) and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         SECTION 10.  Remedies.

         (a) Upon the occurrence of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Guarantor its obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Loan Documents or otherwise.

         (b) No right or remedy herein conferred upon the Administrative Agent is intended to be exclusive of any other right or remedy contained herein or in any other Loan Document or otherwise, and every such right or remedy contained herein and therein or now or hereafter existing at law, or in equity, or by statute, or otherwise shall be cumulative. The Required Lenders may instruct the Administrative Agent to pursue, or refrain from pursuing, any remedy available to the Administrative Agent at such times and in such order as the Required Lenders shall determine, and the Required Lenders' election as to such remedies shall not impair any remedies against the Guarantor not then exercised. In addition, any election of remedies which results in the denial or impairment of the right of the Administrative Agent to seek a deficiency judgment against the Borrower shall not impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

         SECTION 11.  Miscellaneous.

         (a) Entire Agreement; Amendments. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof and may not be amended or supplemented except by a writing signed by the Guarantor and the Administrative Agent, consented to by such Lenders as required by Section 13.10 of the Credit Agreement.

         (b) Headings. Titles and captions of sections and subsections in this Guaranty are for convenience of reference only, and neither limit nor amplify the provisions of this Guaranty.

         (c) Notices. All notices and communications hereunder shall be given in accordance with Section 13.1 of the Credit Agreement.

         (d) Binding Effect. This guaranty shall bind the Guarantor and shall inure to the benefit of the Administrative Agent and Lenders and their respective successors and assigns. The guarantor may not assign this Guaranty or delegate any of its duties hereunder, other than in connection with the merger of the Guarantor into such other Person as permitted by Section 10.4 of the Credit Agreement.

         (e) Non-Waiver. The failure of the Administrative Agent or any Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent or any Lender, nor excuse the Guarantor from its obligations hereunder. Any waiver of any such right or remedy by the Lender must be in writing and signed by the Required Lenders.

         (f) Termination. This Guaranty shall terminate and be of no further force or effect on the date when the Guaranteed Obligations have been indefeasibly paid in full, all commitments to lend under the Credit Agreement have been terminated and all outstanding Letters of Credit have been terminated or expired undrawn.

         (g) Governing Law. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the conflict of law principles thereof.

         (h) Consent to Jurisdiction. The Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. The Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the agent or any Lender in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner referenced in Section 11(c). Nothing in this Section 11(h) shall affect the right of the Administrative Agent of any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Guarantor or its properties in the courts of any other jurisdictions.

         (i) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND

THE GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (j) Limitation of Liability. Neither the Administrative Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and the Guarantor hereby waives, releases, and agrees not to sue upon, any claim for any special, indirect, punitive, exemplary or consequential damages suffered by the Guarantor in connection with, arising out of, or in any way related to this Guaranty and the other Loan Documents, the transactions contemplated herein or therein, or any act, omission or event occurring in connection herewith or therewith.

         (k) Expenses. The Guarantor agrees that it will reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by such Administrative Agent or Lender in connection with the enforcement of the obligations of the Guarantor under this Guaranty and any other Loan Documents and all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent in connection with the amendment, amendment and restatement, supplementing or other modification of this Guaranty.

         (l) Indemnities. The Guarantor agrees to hold the Administrative Agent, and the Lenders harmless from and against all losses suffered by the Administrative Agent and the Lenders in connection with (i) the exercise by the Administrative Agent or the Lenders of any right or remedy granted to them under this Guaranty, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Guaranty, and (iii) the collection or enforcement of the Obligations or any of them; provided, that the Guarantor shall not be obligated to reimburse the Administrative Agent or the Lenders for costs and expenses, or indemnify the Administrative Agent or the Lenders for any loss, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Lenders. Notwithstanding any termination of this Guaranty, the indemnities to which the Administrative Agent and Lenders are entitled under this Guaranty shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

                                             [GUARANTOR]


                                             By:
                                                --------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                   EXHIBIT I
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto


                           CARAUSTAR INDUSTRIES, INC.
                          COST ADJUSTMENT CERTIFICATE



TO: The Administrative Agent and the Lenders parties to the Credit Agreement dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Caraustar Industries, Inc., a North Carolina corporation (the "Borrower"), the Lenders parties thereto, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto. Capitalized terms used herein without definition have the meanings provided in the Credit Agreement.

                 Reference is made to _________________________ (the "Acquired Entity or Business") which was acquired by _________________________ (the "Acquiring Entity") on _____________ (the "Acquisition Date"). For purposes of the determination of Consolidated EBITDA as such term is used in the calculation of the Leverage Ratio under the Credit Agreement, in each case for the applicable Estimated Cost Synergy Period (as defined in the definition of Consolidated EBITDA), the undersigned hereby certifies as follows:

                                                                 Estimated       Estimated       Estimated       Estimated
                                                                 First           Second          Third           Fourth
                                                                 Quarter         Quarter         Quarter         Quarter
                                                                 -------         -------         -------         -------
 1. The employment of certain persons previously employed by the
    Acquired Entity or Business has or will be terminated (the
    "Terminated Employees"), the Terminated Employees will not be replaced with new employees and, as a result of such
    termination, the expenses of the Acquired Entity or Business will be reduced by amounts not otherwise reflected in the
    Consolidated EBITDA of the Acquired Entity or Business.

    The aggregate cash salary and other cash employment expenses that will be saved as a result of the termination of the employment of the Terminated Employees during the Estimated
    Cost Synergy Period and that, by not being incurred, would reduce Consolidated Net Income equals:

 2. Borrower and its Subsidiaries, in connection with its acquisition of the Acquired Entity or Business, have not and will not assume or otherwise become liable with respect to certain leases or other contracts entered into with respect to the Acquired Entity or Business and in effect prior to its acquisition by the Acquiring Entity (the "Terminating
    Contracts"), none of Borrower or any of its Subsidiaries has as of the date hereof or intends to in the future enter into contracts replacing the Terminated Contracts, and, as a result, the expenses of the Acquired Entity or Business will be reduced by amounts not otherwise reflected in the Consolidated EBIDTA or the Acquired Entity or Business.

    The aggregate cash expenses of the Acquired Entity or Business that will be saved with respect to the Terminating
    Contracts during the Estimated Cost Synergy Period and that, by not being incurred, would reduce Consolidated Net Income equals:

                                                                 Estimated       Estimated       Estimated       Estimated
                                                                 First           Second          Third           Fourth
                                                                 Quarter         Quarter         Quarter         Quarter
                                                                 -------         -------         -------         -------
 3. Borrower and its Subsidiaries intend to purchase and/or have purchased inventory and other supplies to be used by the
    Acquired Entity or Business following the Acquisition Date through less expensive arrangements already in place (the
    "Borrower Supply Purchase Agreements") rather than through existing arrangements of the Acquired Entity or Business
    and, as a result, the expenses of the Acquired Entity or
    Business will be reduced by amounts not otherwise reflected in the Consolidated EBIDTA or the Acquired Entity or
    Business.

    The aggregate cash expense that will be saved during the Estimated Cost Synergy Period as a result of the New Supply
    Purchase Agreements and that, by not being incurred, would reduce Consolidated Net Income equals:

 4. The aggregate cash expense that will be saved during the Estimated Cost Synergy Period as a result of miscellaneous items that are not otherwise reflected above in reducing
    Consolidated Net Income (and which have been set forth in the space provided directly below) that would, by not being incurred, reduce Consolidated Net Income equals:


    ------------------------------------------------------------


    ------------------------------------------------------------


    ------------------------------------------------------------


 5. Total of Item 1, Item 2, Item 3 and Item 4 above for the
    Estimated Cost Synergy Period, which amount will be added to Consolidated EBITDA for the Estimated Cost Synergy Period pursuant to the terms of the definition thereof.


                     The undersigned hereby certifies that he is an officer of Borrower and that all of the information set forth above is true and correct.

  IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ day of
 _______________.

                                                  CARAUSTAR INDUSTRIES, INC.



                                                  By:_______________________
                                                           Name:
                                                           Title:

                                   EXHIBIT J
                                       to
                  Credit Agreement dated as of July 23, 1997,
                                  by and among
                          Caraustar Industries, Inc.,
                           the Lenders party thereto,
                Bankers Trust Company, as Administrative Agent,
                    NationsBank, N.A., as Syndication Agent,
                SunTrust Bank, Atlanta, as Documentation Agent,
                 First Union National Bank, as Managing Agent,
                        and the Co-Agents party thereto

                              REQUEST FOR ISSUANCE


                                 July __, 1997


Bankers Trust Company
130 Liberty Street
New York, New York 10006
Attention: Commercial Loan Division


Ladies and Gentlemen:

                     Pursuant to the Credit Agreement, dated as of July 23, 1997 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Caraustar Industries, Inc. (the "Borrower"), the lenders party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, and the Co-Agents party thereto (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), the Borrower hereby irrevocably requests the issuance of a Letter of Credit (as defined in the Credit Agreement) for its account (the "Proposed Issuance") containing the following terms:

                     6.       Date of Issuance:        _____________________

                     7.       Face Amount:             _____________________

                     8.       Expiration Date:         _____________________

                     9.       Beneficiary [Name and Address]


                                                        _____________________

                                                        _____________________

                                                        _____________________

                                                        _____________________


                     The undersigned hereby certifies that the following statements are true on the date hereof and will be true and correct on the date of the Proposed Issuance:

                     (a) all conditions to the Proposed Issuance set forth in the Credit Agreement and in each other Loan Document executed in connection therewith have been fulfilled and there shall exist no violation of any provision of any Loan Document; and

                     (b) the Proposed Issuance satisfies all limitations set forth in the Credit Agreement.


                                                  CARAUSTAR INDUSTRIES, INC.



                                                  By:________________________
                                                     Name:
                                                     Title:

                                   SCHEDULE 1

                                       COMMITMENT AND
 INSTITUTION                       COMMITMENT PERCENTAGE           ADDRESS
 -----------                       ---------------------           -------
 Bankers Trust Company, as              $40,000,000          One BT Plaza
 Administrative Agent                       10%              130 Liberty Street
                                                             New York, NY  10006
                                                             Attn: Commercial Loan Division
                                                             Telephone: (212) 250-7343
                                                             Telecopy:  (212) 250-7351

                                                             with a copy to:

                                                             233 South Wacker Drive
                                                             84th Floor
                                                             Chicago, IL  60606
                                                             Attn: Albert Chung
                                                             Telephone:  (312) 993-8017
                                                             Telecopy:   (312) 993-8218

 NationsBank, N.A., as                  $35,000,000          100 North Tryon Street
 Syndication Agent                         8.75%             Charlotte, NC  28255
                                                             Attn: Marcella Graham
                                                             Telephone:  (704) 388-1114
                                                             Telecopy:   (704) 386-8694

 SunTrust Bank, Atlanta, as             $35,000,000          P.O. Box 4418
 Documentation Agent                       8.75%             Atlanta, GA  30302
                                                             Attn: Dennis James
                                                             Telephone: (404) 588-7963
                                                             Telecopy:  (404) 588-8833

 First Union National Bank, as          $35,000,000          One First Union Center
 Managing Agent                            8.75%             301 South College Street
                                                             Charlotte, NC  28288-0735
                                                             Attn: Steve Breckenridge
                                                             Telephone: (704) 374-4564
                                                             Telecopy:  (704) 383-6670
 Co-Agents
 ---------

 Credit Lyonnais                        $30,000,000          One Peachtree Center
 Atlanta Agency                             7.5%             303 Peachtree Street, N.E.
                                                             Suite 4400
                                                             Atlanta, GA  30308
                                                             Attn: Jill Dyche
                                                             Telephone: (404) 524-3700
                                                             Telecopy:  (404) 584-5249

                                       COMMITMENT AND
 INSTITUTION                       COMMITMENT PERCENTAGE          ADDRESS
 -----------                       ---------------------          -------
 The Bank of New York                   $30,000,000          One Wall Street
                                            7.5%             New York, NY  10286
                                                             Attn: David C. Siegel
                                                             Telephone:  (212) 635-6899
                                                             Telecopy:   (212) 635-6434

 The Bank of Nova Scotia                $30,000,000          600 Peachtree Street, N.E.
                                            7.5%             Suite 2700
                                                             Atlanta, GA  30308
                                                             Attn: William E. Zarrett
                                                             Telephone: (404) 877-1504
                                                             Telecopy:  (404) 888-8998

 The Bank of Tokyo -                    $30,000,000          Georgia-Pacific Center
 Mitsubishi, Ltd.                           7.5%             Suite 4970
                                                             133 Peachtree Street, N.E.
                                                             Atlanta, GA  30303-1808
                                                             Attn: Gary L. England
                                                             Telephone:  (404) 222-4205
                                                             Telecopy:   (404) 577-1155

 Wachovia Bank                          $30,000,000          191 Peachtree Street, N.E.
                                            7.5%             Atlanta, GA  30303-1757
                                                             Attn: Tammie Fabbrini
                                                             Telephone:  (404) 332-6556
                                                             Telecopy:   (404) 332-5016
 Lenders
 -------

 Christiana Bank                        $15,000,000          11 West 42nd Street
                                           3.75%             7th Floor
                                                             New York, NY  10036
                                                             Attn: Carl P. Svendsen
                                                             Telephone:  (212) 827-4833
                                                             Telecopy:   (212) 827-4888

 Mellon Bank, N.A.                      $15,000,000          One Mellon Bank Center
                                           3.75%             Room 4530
                                                             Pittsburgh, PA  15258-0001
                                                             Attn: Clifford A. Mull
                                                             Telephone:  (412) 236-1196
                                                             Telecopy:   (412) 236-1914

                                       COMMITMENT AND
 INSTITUTION                       COMMITMENT PERCENTAGE          ADDRESS
 -----------                       ---------------------          -------
                                        $15,000,000          Marquis One Tower
 The Fuji Bank, Limited                    3.75%             Suite 2100
                                                             245 Peachtree Center Ave., N.E.
                                                             Atlanta, GA  30303-1253
                                                             Attn: Andy Smith
                                                             Telephone:  (404) 215-3313
                                                             Telecopy:   (404) 635-2119

 The Industrial Bank of Japan,          $15,000,000          191 Peachtree Street, N.E.
 Limited, Atlanta Agency                   3.75%             Suite 3600
                                                             Atlanta, GA  30303-1757
                                                             Attn: James Masters
                                                             Telephone:  (404) 420-3327
                                                             Telecopy:   (404) 524-8509

 The Sakura Bank, Limited               $15,000,000          245 Peachtree Center Avenue, N.E.
                                           3.75%             Suite 2703
                                                             Atlanta, GA  30303
                                                             Attn: Christy Joel
                                                             Telephone:  (404) 521-3111
                                                             Telecopy:   (404) 521-1133

 The Sanwa Bank Limited                 $15,000,000          4950 Georgia-Pacific Center
                                           3.75%             133 Peachtree Street, N.E.
                                                             Atlanta, GA  30303
                                                             Attn: Dennis S. Losin
                                                             Telephone:  (404) 586-6889
                                                             Telecopy:   (404) 589-1629

 Toronto Dominion (Texas),              $15,000,000          909 Fannin Street, Suite 1700
 Inc.                                      3.75%             Houston TX  77010
                                                             Attn: James Simien
                                                             Telephone:  (713) 653-8239
                                                             Telecopy:   (713) 951-9921

                               Schedule 6.1(b)

                  SUBSIDIARIES OF CARAUSTAR INDUSTRIES, INC.




       Name                           State of Incorporation         Direct Owner
       ----                           ----------------------         ------------
     ACC Services, Inc.                  North Carolina              Caraustar Industries, Inc.
Atlantic Coast Carton Company            North Carolina              Caraustar Industries, Inc.
 Austell Box Board Corporation              Georgia                  Caraustar Industries, Inc.
Buffalo Paperboard Corporation             New York                  Caraustar Industries, Inc.
  CPI (general partnership)                  N/A                  Caraustar Paperboard Corporation
                                                                             (80%)(1)
Camden Paperboard Corporation              New Jersey                Caraustar Industries, Inc.
 Caraustar Paper Sales, Inc.                Georgia                  Caraustar Industries, Inc.
Caraustar Paperboard Corporation             Ohio                    Caraustar Industries, Inc.
Carolina Paper Board Corporation         North Carolina              Caraustar Industries, Inc.
 Carolina Paper Box Co., Inc.            North Carolina              Caraustar Industries, Inc.
  Carolina Recycling, Inc.               North Carolina              Caraustar Industries, Inc.
Carotell Paper Board Corporation         South Carolina              Caraustar Industries, Inc.
Chattanooga Paperboard Corporation         Tennessee                 Caraustar Industries, Inc.
  Chicago Paperboard Corporation           Illinois                  Caraustar Industries, Inc.
Cincinnati Paperboard Corporation            Ohio                    Caraustar Industries, Inc.
  Columbus Recycling, Inc.                  Georgia               Austell Box Board Corporation
Federal Packaging Corporation              Delaware                  Caraustar Industries, Inc.
  Federal Transport, Inc.                    Ohio                 Federal Packaging Corporation
  GAR Holding Company                      Delaware                  Caraustar Industries, Inc.
  Macon Recycling, Inc.                     Georgia               Austell Box Board Corporation
Mid-State Paper Box Company, Inc.        North Carolina              Caraustar Industries, Inc.
  Packrite Packaging, Inc.               North Carolina            Carolina Paper Box Co., Inc.
  Paper Recycling, Inc.                     Georgia               Austell Box Board Corporation
  Paragon Plastics, Inc.                 South Carolina        Caraustar Industries, Inc. (80%)(2)
 Reading Paperboard Corporation           Pennsylvania               Caraustar Industries, Inc.
Richmond Paperboard Corporation            Virginia                 Caraustar Industries, Inc.
  Special Packaging, Inc.                  Delaware                    GAR Holding Company
Standard Gypsum Corporation**               Texas                    Caraustar Industries, Inc.
Star Paper Tube de Mexico, S.A., de C.V.    Mexico                Star Paper Tube, Inc. (65%)(3)
  Star Paper Tube, Inc.                  South Carolina              Caraustar Industries, Inc.
 Star Recycling Incorporated                Georgia                  Caraustar Industries, Inc.
Sweetwater Paper Board Company, Inc.        Georgia                  Caraustar Industries, Inc.
  The Garber Company                       Delaware                    GAR Holding Company
 The Mid/Packaging Group, Inc.            Tennessee                  Caraustar Industries, Inc.
The New General Packaging Service, Inc.   New Jersey                 Caraustar Industries, Inc.


       Unless otherwise indicated, all listed subsidiaries are 100% directly owned by the listed owner.


                   (see explanatory notes on following page)

*  Inactive.

**      Only asset is 50% interest in Standard Gypsum L.L.C.

1. Remaining 20% partnership interest owned by Tenneco CPI Holding Company, a subsidiary of Tenneco Packaging, Inc.

2. Remaining 20% owned by James E. Mathis, a director and President and Chief Executive Officer of Paragon Plastics, Inc.

3. Remaining 35% owned by Juan and Tomas Garcia, principals of Star Paper Tube de Mexico, S.A., de C.V.

                               Schedule 6.1(h)

                            ENVIRONMENTAL MATTERS



                                     None

                               Schedule 6.1(1)

                       COLLECTIVE BARGAINING AGREEMENTS





         Location                                            Union                           Expiration
         --------                                            -----                           ----------
 Federal Packaging (Orville)                                UPIU                             11/15/00
Federal Packaging  (St. Paris)                              UPIU                             12/15/00
  Reading Paperboard                                        UPIU                             11/01/99
  Buffalo Paperboard                                       RWDSU                             05/01/99
  Chicago Paperstock                                        UPIU                      10/15/98 (4 employees)
 Richmond Paperboard                                        UPIU                             12/03/00
Chattanooga Paperboard                                      UPIU                             12/19/00
  Chicago Mill                                              UPIU                             06/19/02
 Chicago Powerhouse                                         IUOE                             11/30/02
 Cincinnati Paperboard                                      IUOE                             06/19/98
 Cincinnati Paperboard                                      UPIU                             06/19/98
  Rittman Mill/Guards                                    UPIU/UPWA                           06/01/99
  Tama Paperboard                                           UPIU                             10/02/00
The Garber Company                                 Ashland Printing Pressmen
                                                  Graphic Communications Intl.               07/31/00
                                                 Intl. Brotherhood of Teamsters              08/29/00
General Packaging Service, Inc.                    Intl. Union of Production,
                                                 Clerical & Public Employees                 10/31/97
  Cleveland Paper Stock                         Intl. Brotherhood of Teamsters               11/30/99


                               Schedule 6.1(p)

                       DEBT AND CONTINGENT OBLIGATIONS


     1. 7.74% Senior Notes due October 8, 2004, in the aggregate principal amount of $82,750,000, issued pursuant to a Note Agreement, dated as of October 1, 1992, between Caraustar Industries, Inc. and The Prudential Insurance Company of America, as amended.

                               Schedule 6.1(q)

                                  LITIGATION


                                     None

                                Schedule 10.1


                                EXISTING DEBT


     1.  Debt described on Schedule 6.1(p).

     2. Loan Agreement between Paragon Plastics, Inc. ("Paragon") and Catawba Regional Development Corporation dated May 23, 1984 (as guaranteed by the U.S. Small Business Administration). Principal Balance at June 30, 1997: $171,691.

     3. Letter of Credit issued by NationsBank, N.A. in favor of Reliance National Indemnity Co. (in support of workers compensation claims for the 1993 and 1994 policy years), in the face amount of $5,100,000.

     4. Letter of Credit issued by NationsBank, N.A. in favor of the Chair of the Workers' Compensation Board of New York, in the face amount of $12,000.

                                SCHEDULE 10.3

                             EXISTING INVESTMENTS


        1. 50% limited liability company interest of Standard Gypsum Corporation in Standard Gypsum L.L.C.

        2. 30% interest of Carolina Paper Board Corporation in Carolina Component Concepts, Inc.

        3. Loan Agreement, dated as of February 25, 1997, between Caraustar Industries, Inc., as lender, and Carolina Component Concepts, Inc., as borrower, providing for revolving credit in the aggregate principal amount of up to $1,260,000 (which commitment reduces by $20,000 each month commencing February 1, 1998). Repayment of outstanding principal balance is by monthly payments of $15,000 commencing February 1, 1998 with any remaining principal due on February 24, 2001 or an earlier agreed upon date. Principal balance at June 30, 1997: $916,000. Secured by 6,000 shares of common stock of Carolina Component Concepts, Inc.

        4. 50% general partnership interest of Star Paper Tube, Inc. in Star Paper Tube Northwest.